Exhibit 1.1

EXECUTION VERSION

voxeljet AG

Registered Ordinary Shares in the form of American Depositary Shares

(each representing one-fifth (1/5) of an Ordinary Share, €1.00 nominal value per Ordinary Share)

PIPER JAFFRAY & CO.	October 17, 2018
800 Nicollet Mall
Minneapolis, Minnesota 55402
United States of America

BAADER BANK Aktiengesellschaft
Weihenstephaner Strasse 4
85716 Unterschleissheim
Germany

Ladies and Gentlemen:

voxeljet AG, a stock corporation incorporated in the Federal Republic of Germany (“Germany”) and registered with the commercial register (Handelsregister) of the Local Court (Amtsgericht) of Augsburg (the “Commercial Register”) under the number HRB 27999 (the “Company”) proposes to issue and sell to you as underwriter (the “Underwriter”), through Baader Bank AG (the “Underwriter’s Agent” or “Baader Bank”) as set forth herein, the aggregate number of new no-par value ordinary registered shares  (“Ordinary Shares”), €1.00 nominal value per ordinary share, of the Company (the “New Shares”) set forth in Schedule 1 hereto, of which the number of New Shares set forth in Schedule 1 hereto will be sold by the Company as a result of the issuance of Firm Shares (as defined below) in the Capital Increase (each as defined below).

As of the date of execution hereof, the share capital of the Company, as registered in the Commercial Register amounts to €3,720,000 and is divided into 3,720,000 ordinary registered no-par value shares (auf den Namen lautende Stammaktien ohne Nennbetrag (Stückaktien) (the “Existing Shares”).

Pursuant to Section 5 of the Company’s articles of association, the Company’s management board (the “Management Board”) is authorized, until May 29, 2023, subject to the consent of the Company’s supervisory board (the “Supervisory Board”), to increase the Company’s registered share capital in one or more tranches by up to €1,860,000 in aggregate by issuing up to 1,860,000 new no-par value ordinary registered shares against cash contribution or contributions in kind (the “Authorized Capital 2018”). The authorization may be used in partial amounts. The Management Board is authorized, with the Supervisory Board’s consent, to exclude the shareholders’ statutory subscription right in the event of capital increases against contribution in cash, if this is done for the purpose of issuing shares to be placed at the US capital market or with institutional investors from any jurisdiction through American Depositary Receipts (“ADRs” or “ADSs”) and in this connection also to cover an over-allotment option granted to the issuing banks, to the extent that the total number of shares issued in accordance with the above authorization to exclude subscription rights does not exceed 30% of the share capital and the issue price of the new shares does not substantially fall below the stock exchange price of the shares of the same class and type already traded on the stock exchange at the time of the final determination of the issue price within the meaning of Section 203 (1) and (2), Section 186 (3) 4 of the German Stock Corporation Act (AktG). The Company intends a placement of shares at the US capital market through ADRs or ADSs. Therefore, on October 15, 2018, the Management Board resolved to increase the Company’s share capital (the “Capital Increase”) by an amount of up to €1,116,000 by issuing up to 1,116,000 Ordinary Shares and full dividend entitlement for the financial year 2018 (the “Firm Shares”) and on October 17, 2018, the Management

Board approved the final volume and price of the offering contemplated hereby. The pre-emptive rights of the existing shareholders have been excluded pursuant to Sections 203 (2) 1, 186 (3) 4 AktG. The Firm Shares may be subscribed by the Underwriter, through the Underwriter’s Agent at an issue price (Ausgabebetrag) of € 1.00 per Firm Share (the “Issue Price”). By resolutions on October 15, 2018, and October 17, 2018, respectively, the Supervisory Board approved the foregoing resolutions of the Management Board.

One global share certificate (Globalurkunde) in the form attached as Exhibit 5 (the “Global Share Certificate”) representing all of the Firm Shares will be handed over by the Company to the Underwriter’s Agent who will deposit it with Clearstream Banking AG at Underwriter's agent account No. 7331 and will cause Clearstream Banking AG to transfer the Firm Shares (with the approval of the Underwriter) to the account of Citigroup Global Markets Deutschland AG, as custodian (the “Custodian”).

The Firm Shares to be sold will be delivered in the form of American Depositary Shares (the “Firm ADSs”) by the Underwriter on the Closing Date to investors as part of the offering, following the issuance of the Firm ADSs by Citibank, N.A., as depositary (the “Depositary”)  prior to the Closing Date.  The Firm Shares and the Firm ADSs are hereafter collectively referred to as the “Firm Securities.”

In addition, the Company proposes to sell at the Underwriter’s option an aggregate of up to the number of additional Ordinary Shares (the “Option Shares”) set forth in Schedule 1 hereto.  To the extent that Option Shares are sold to the Underwriter pursuant to such option, such Option Shares will be created by way of a second capital increase from the Authorized Capital 2018 to be resolved by the Management Board, with the approval of the Supervisory Board, and to be registered with the Commercial Register upon exercise of the Underwriter’s option to purchase the Option Shares, and the Company shall hand over to the Underwriter’s Agent a global share certificate (Globalurkunde) in the form attached as Exhibit 6 (the “Option Global Share Certificate”) representing such Option Shares for the Underwriter’s Agent to deposit with Clearstream Banking AG at Underwriter's Agent’s account No. 7331 and to cause Clearstream Banking AG to transfer the Option Shares to the account of the Custodian, and such Option Shares will be delivered in the form of American Depositary Shares (the “Option ADSs”) by the Underwriter on the Additional Closing Date to the investors as part of the offering following the issuance of the Option ADSs by the Depositary.

The Option Shares and the Option ADSs are hereinafter collectively referred to as the “Option Securities.”  The Firm ADSs and the Option ADSs are hereinafter collectively referred to as the “ADSs.”  The Firm Shares and the Option Shares are hereinafter collectively referred to as the “Shares.”  The Firm Securities and the Option Securities (to the extent that the aforementioned option is exercised) are hereinafter collectively referred to as the “Securities.”

Each ADS will represent one-fifth of an Ordinary Share and will be evidenced by American Depositary Receipts (“ADRs”) to be issued pursuant to a deposit agreement (the “Deposit Agreement”), to be dated as of the Closing Date (defined below), or a date prior to the Closing Date, by and among the Company, the Depositary, and all holders and beneficial owners of ADSs issued thereunder.  Each reference herein to an ADR shall include the corresponding ADS, and vice versa.

The Company hereby confirms its agreement with respect to the sale of the Securities to the Underwriter (through the Underwriter’s Agent, as applicable) as follows:

1.          REGISTRATION STATEMENT

The Company has prepared and filed with the U.S. Securities and Exchange Commission (the “Commission”) under the U.S. Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a shelf registration statement, including a base prospectus relating to the Securities (the “Base Prospectus”) on Form F-3 (File No. 333-219965), and such amendments to such registration statement as may have been required to the date of this Agreement. Such registration statement has been declared effective by the Commission.

Each part of such registration statement, including the amendments, exhibits and any schedules thereto, the documents incorporated by reference therein pursuant to Item 6 of Form F-3 under the Securities Act and the documents and information otherwise deemed to be a part thereof or included therein by Rule 430B under the Securities Act (the “Rule 430B Information”) as of the time such registration statement became effective, is herein called the “Registration Statement.” The term Registration Statement shall also include, from and after the date and time of any such filing by the Company of any registration statement filed pursuant to Rule 462(b) under the Securities Act (the “Rule 462(b) Registration Statement”).

Each preliminary prospectus supplement to the Base Prospectus (including the Base Prospectus as so supplemented) that describes the Securities and the offering thereof, that omitted the Rule 430B Information and that was used prior to the filing of the final prospectus supplement referred to in the following sentence is herein called a “Preliminary Prospectus.” Promptly after execution and delivery of this Agreement, the Company will prepare and file with the Commission a final prospectus supplement to the Base Prospectus relating to the Securities and the offering thereof in accordance with the provisions Rule 430B and Rule 424(b) under the Securities Act. Such final supplemental form of prospectus (including the Base Prospectus as so supplemented), in the form filed with the Commission pursuant to Rule 424(b) is herein called the “Prospectus.” Any reference herein to the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to include the documents incorporated by reference therein pursuant to Item 6 of Form F-3 under the Securities Act as of the date of such prospectus.

For purposes of this Agreement, all references to the Registration Statement, the Rule 462(b) Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system or any successor system thereto (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information which is “described,” “contained,” “included” or “stated” in the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which are incorporated by reference in or otherwise deemed by the Securities Act to be a part of or included in the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to mean and include the subsequent filing of any document under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”) and which is deemed to be incorporated therein by reference or otherwise deemed by the Securities Act to be a part thereof. The Company previously filed with the Commission a registration statement on Form F-6 (File. No. 333-191526) which covers the registration of the ADSs under the Securities Act. The registration statement relating to the ADSs, as amended at the time it became effective, is hereinafter referred to as the “ADS Registration Statement.”

At or prior to 8:00 P.M., New York City time, on October 17, 2018, or such other time as agreed by the Company and the Underwriter (the “Applicable Time”), the Company will have prepared the following information (collectively with the pricing information set forth in Annex 4, the “Pricing Disclosure

Package”): a Preliminary Prospectus dated October 15, 2018 (including the Base Prospectus) and each “free writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex 3 hereto.

2.          PURCHASE, SALE AND DELIVERY OF THE SECURITIES

2.1        Subscription and Purchase with Respect to the Firm Shares.

(a)         Subscription for the Firm Shares and Payment of Aggregate Issue Price.  On the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, the Company agrees to issue the Firm Shares to the Underwriter through the Underwriter’s Agent, and the Underwriter agrees to subscribe for, through the Underwriter’s Agent at a price of €1.00 for each Firm Share (the ”Issue Price”), and purchase and underwrite the Firm Shares at the Purchase Price (as defined below) in accordance with Schedule 1 hereto. The Underwriter shall issue an irrevocable instruction in a form agreed upon between the Underwriter and the Underwriter’s Agent to the Underwriter’s Agent to purchase and underwrite the Firm Shares at the Purchase Price (the “Subscription Instruction”). The Underwriter shall pay to the Company the Issue Price for each of the subscribed Firm Shares by crediting with value not later than 8:00 AM, Central European Summer Time (“CEST”) on October 18, 2018 the Issue Price multiplied by the number of Firm Shares (the ”Aggregate Issue Price”), as payment pursuant to Section 36a (1) AktG, into a special account opened at the Underwriter’s Agent (account number  IBAN DE42 7003 3100 0041 5790 04 BIC BDWBDEMMxxx) in the name of the Company and entitled ”voxeljet AG 2018 Sonderkonto Kapitalerhohung” (the “Capital Increase Account”), such account to be non-interest bearing and free of charges. For the purpose of registering the Capital Increase representing the Firm Shares in the Commercial Register, subject to the conditions set forth herein, (i) the Underwriter’s Agent shall execute, in its own name but for the account of the Underwriter, and deliver to the Company a subscription certificate (Zeichnungsschein) in the form attached as Exhibit 1 hereto (the ”Subscription Certificate”) no later than 8:00 AM CEST on October 18, 2018, duly signed in duplicate form pursuant to Section 185 German Stock Corporation Act (Aktiengesetz, ”AktG”) for the Firm Shares, such Subscription Certificate, in accordance with its terms, to expire at 11:59 PM  CEST on October 23, 2018, and (ii) upon crediting the Aggregate Issue Price, the Underwriter’s Agent shall cause delivery to the Company of a bank certificate (Einzahlungsbestaetigung) in the form attached as Exhibit 3 hereto (the ”Bank Certificate”), confirming such credit pursuant to Section 188(2), 36(2), 36a(l) and 37(1) AktG. For the avoidance of doubt, the Underwriter’s Agent’s obligation to subscribe for the Firm Shares as set forth in this Section 2.1(a) shall be contingent upon its receipt of the Subscription Instruction from the Underwriter and the Underwriter’s payment of the Aggregate Issue Price as set forth herein.

(b)         Registration of Capital Increase.  Promptly upon receipt of the Subscription Certificate pursuant to Section 2.1(a) and the Bank Certificate, the Company shall take all reasonable measures to effect the registration of the Capital Increase in the Commercial Register by October 18,  2018.  Copies of all documents filed with the Commercial Register shall be delivered to the Underwriter and the Underwriter’s Agent.  Promptly upon the registration of the Capital Increase in the Commercial Register, which is expected to be at the latest by 10:00 AM CEST on October 18,  2018, the Company shall, by telefax or email furnish the Underwriter’s Agent with a simple chronological excerpt from the Commercial Register with a chronological excerpt certified by a notary to follow promptly by courier, each evidencing such Capital Increase as well as with the then current Articles of Association certified by a notary.  If the registration with the Commercial Register of the Capital Increase has not been effected by 11:59 PM CEST on October 23,  2018, the Subscription Certificate for the Firm Shares shall expire and the Underwriter may obtain repayment of the Aggregate Issue Price by way of cancelling the transfer of the Aggregate Issue Price for the Firm Shares to the Capital Increase Account or retransfer of the Aggregate Issue Price.  In such event, the Underwriter, the Underwriter’s Agent and the Company may agree that the Underwriter submit a new Subscription Instruction and the Underwriter’s Agent submit a new Subscription Certificate for the Firm Shares (to expire in accordance with its terms on a date to be determined by the Underwriter and the Underwriter’s Agent) and effect a new credit of the Aggregate Issue Price for the Firm Shares to the Capital Increase Account.  If the Underwriter, the Underwriter’s Agent and the Company have not agreed on the submission of a new Subscription Certificate for the Firm Shares on or prior to October 26,  2018, all obligations of the Underwriter and the Underwriter’s Agent to purchase, underwrite and subscribe for, as applicable, the Firm Shares shall terminate.  In this event, the reimbursement obligation of the Company with respect to costs, charges and expenses incurred pursuant to the terms of Section 10 and the provisions set out in Sections 6 and 7 of this Agreement shall remain in full force and effect.

(c)         Transfer of Title with Respect to the Firm Shares by the Underwriter.  Following the completion of the Capital Increase and the issuance of the Firm Shares,  the Underwriter’s Agent, for the account of the Underwriter, shall transfer title with respect to the Firm Shares to the Depositary on or prior to the Closing Date (as defined below), to enable delivery by the Depositary of the Firm ADSs in respect of the Firm Shares to the Underwriter, for subsequent delivery to investors by way of book-entry.

2.2        Delivery of the Global Share Certificate Representing the Firm Shares by the Company.  Upon submission of the documents supporting the notification of the Capital Increase relating to the Firm Shares to the Commercial Register, but at the latest by 4:00 PM CEST on such date, the Company shall deliver to the Underwriter’s Agent the Global Share Certificate, representing the Firm Shares.

2.3        Sale of ADSs to Public; Determination of Price and Payment.

(a)         Sale of ADSs to Public.  The Company understands that the Underwriter intends to make a public offering of the ADSs as soon after the effectiveness of the Registration Statement and this Agreement as in the judgment of the Underwriter is advisable, and initially to offer the ADSs on the terms set forth in the Pricing Disclosure Package.  The Company acknowledges and agrees  that the Underwriter may offer and sell ADSs to or through any affiliate of the Underwriter.

(b)         Determination of Price and Payment.  Payment for the Firm Shares to be sold hereunder is to be made in Federal (same day) funds by wire transfer to an account designated by the Company for the Firm Shares against delivery of the Firm ADSs to the Underwriter by way of book-entry.  Such payment and delivery are to be made through the facilities of The Depository Trust Company at the offices of Allen & Overy LLP, 1221 Avenue of the Americas, New York, New York 10036 (the “Closing Location”) at 9:00 AM, New York City time, on the second (or third, if the Applicable Time occurs after 4:30 PM, New York City time) business day after the date hereof, or at such other time or place on the same or such other date, not later than the fourth business day thereafter as the Underwriter and the Company shall agree upon, such time and date being herein referred to as the “Closing Date.”  The aggregate amount to be paid by the Underwriter to the Company on the Closing Date in respect of the Firm Shares shall be the number of Firm Shares sold multiplied by $2.4158  (the “Purchase Price”) which is the price to the public less the underwriting discount of $0.1542 per ADS, and the number of ADSs representing one Ordinary Share, less the Aggregate Issue Price for the Firm Shares (the “Excess Proceeds Amount”).  Solely for purposes of calculating the Excess Proceeds Amount in U.S. dollars, the Aggregate Issue Price shall be converted from euros into U.S. dollars by applying the exchange rate in effect as of the close of business in New York City on the date hereof.  The Underwriter shall cause payment of the Excess Proceeds Amount to Capital Increase Account for the Firm Shares at the Closing Date.

2.4        Purchase and Sale of Option Shares

(a)         Upon written notice from the Underwriter given to the Company not more than 30 days subsequent to the date of the Prospectus, the Underwriter may purchase all or less than all of the Option Shares at the Purchase Price multiplied by the number of ADSs representing one Ordinary Share.  Such Option Shares shall be purchased for the account of the Underwriter and may be purchased by the Underwriter only for the purpose of covering over-allotments made in connection with the sale of the Firm Securities.  No Option Shares shall be sold or delivered unless the Firm Shares previously have been, or simultaneously are, sold and delivered.  The right to purchase the Option Shares or any portion thereof may be exercised once only.

(b)         The time for the delivery of and payment for the Option Shares, being herein referred to as the “Additional Closing Date,” which may be the Closing Date, shall be determined by the Underwriter and the Company but shall be not later than five full business days after written notice of election to purchase Option Shares is given. In the event the Underwriter elects to purchase the Option Shares, the Company shall use its best efforts to create and authorize such Option Shares through a capital increase, as set forth in Section 2.1 hereof in respect of the Firm Shares, with an additional subscription certificate (Zeichnungsschein) in the form attached as Exhibit 2 hereto (the “Option Subscription Certificate”) and an additional bank certificate (Einzahlungsbestaetigung) in the form attached as Exhibit 4 hereto (the “Option Bank Certificate”). The Option Shares being purchased on the Additional Closing Date will be represented by the Option Global Share Certificate, and the Underwriter’s Agent will transfer title with respect to these Option Shares to the Custodian on or prior to the Additional Closing Date, to enable delivery by the Depositary of the ADSs in respect thereof to the Underwriter for subsequent delivery to investors by way of book‑entry against payment of the aggregate purchase price for such Option Shares, which shall be the number of Options Shares sold multiplied by the Purchase Price and the number of ADSs representing one Ordinary Share, in Federal (same day) funds by wire transfer to an account designated by the Company for the Option Shares at the Additional Closing Date.

2.5        Principal and Not Agent.  The Company acknowledges and agrees that the Underwriter is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of the ADSs contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person.  Additionally, neither the Underwriter nor the Underwriter’s Agent is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction.  The Company shall consult with its own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and neither the Underwriter nor the Underwriter’s Agent shall have any responsibility or liability to the Company with respect thereto.  Any review by the Underwriter or the Underwriter’s Agent of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriter or the Underwriter’s Agent and shall not be on behalf of the Company.

3.          REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to, and agrees with, the Underwriter and the Underwriter’s Agent, as applicable, as follows:

(a)        Preliminary Prospectus.  No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and the Preliminary Prospectus included in the Pricing Disclosure Package, at the time of filing thereof, complied in all material respects with the applicable requirements of the Securities Act, and the Preliminary Prospectus, at the time of filing thereof, did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to the Underwriter or the Underwriter’s Agent furnished to the Company in writing by the Underwriter expressly for use in such Preliminary Prospectus, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in Section 7.2 hereof.

(b)         Pricing Disclosure Package.  The Pricing Disclosure Package as of the Applicable Time did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to the Underwriter or the Underwriter’s Agent furnished to the Company in writing by the Underwriter expressly for use in such Pricing Disclosure Package, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in Section 7.2 hereof.

(c)         Issuer Free Writing Prospectus.  Other than the Registration Statement, the Preliminary Prospectus and the Prospectus, the Company (including its agents and representatives, other than the Underwriter in its capacity as such) has not prepared, used, authorized, approved or referred to and will not prepare, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the ADSs (each such communication by the Company or its agents and representatives (other than a communication referred to in Section  (i) below), an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Annex 3 hereto, each electronic road show and any other written communications approved in writing in advance by the Underwriter. Each such Issuer Free Writing Prospectus as set forth in Annex 3 complied in all material respects with the applicable requirements of the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of, such Issuer Free Writing Prospectus, did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use in such Issuer Free Writing Prospectus, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in Section 7.2 hereof.

(d)         Emerging Growth Company.  From the time of initial filing of the Registration Statement with the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”). “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act.

(e)         Testing-the-Waters Materials. The Company (i) has not alone engaged in any Testing-the-Waters Communications, other than Testing-the-Waters Communications with the consent of the Underwriter with entities that are qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501 under the Securities Act and (ii) has not authorized anyone other than the members of its Management Board and the Underwriter to engage in Testing-the-Waters Communications. The Company reconfirms that the Underwriter has been authorized to act on its behalf in undertaking Testing-the-Waters Communications; provided that they comply with the Securities Act in connection therewith. The Company has not distributed any Written Testing-the-Waters Communications (as defined below) other than those listed on Annex 2 hereto. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act. Any individual Written Testing-the-Waters Communication does not conflict in any material respect with the information contained in the Registration Statement or the Pricing Disclosure Package, complied in all material respects with the Securities Act, and when taken together with the Pricing Disclosure Package as of the Applicable Time, did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in Section 7.2 hereof.

(f)         Registration Statement and Prospectus.  The Registration Statement has been declared effective by the Commission. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the ADSs has been initiated or, to the Company’s knowledge, threatened by the Commission; as of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment complied and will comply as to form in all material respects with the applicable requirements of the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date and as of the Additional Closing Date, as the case may be, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in Section 7.2 hereof.

(g)         Form F-6.  The ADS Registration Statement and any amendments thereto, in respect of the ADSs have been filed with the Commission (File No. 333-191526). Such ADS Registration Statement in the form heretofore delivered to the Underwriter, has been declared effective by the Commission. No stop order suspending the effectiveness of such ADS Registration Statement has been issued and, to the Company’s knowledge, no proceeding for that purpose has been initiated or threatened by the Commission. The ADS Registration Statement when it became effective complied, and any further amendments thereto will comply as to form, in all material respects with the applicable requirements of the Securities Act, and did not, as of the applicable effective date, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

(h)         Financial Statements.  The financial statements (including the related notes thereto) of the Company included in the Registration Statement, the Pricing Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and present fairly in all material respects the financial position of the Company as of the dates indicated and the results of their respective operations and the changes in their respective cash flows for the periods specified; such financial statements have been prepared in conformity with international financial reporting standards as issued by the International Accounting Standards Board (“IFRS”) applied on a consistent basis throughout the periods covered thereby (except as otherwise noted therein), and any supporting schedules included in the Registration Statement present fairly in all material respects the information required to be stated therein; the other financial information included in the Registration Statement, the Pricing Disclosure Package and the Prospectus has been derived from the accounting records of the Company and its consolidated Subsidiaries (as defined below) and presents fairly in all material respects the information shown thereby; and the Company and its consolidated Subsidiaries taken as a whole do not have any material liabilities or obligations, direct or contingent, that are not disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and there are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not included as required.

(i)          Material Adverse Change.  Since the date of the most recent financial statements of the Company included in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (i) there has not been any material decrease in the capital stock or any material increase in any short-term debt or long-term debt of the Company or any of the Subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the businesses, properties, management, financial position, shareholders’ equity, results of operations or prospects of the Company and the Subsidiaries, taken as a whole; (ii) neither the Company nor any of the Subsidiaries has entered into any transaction or agreement outside of the ordinary course of business that has had or would be reasonably expected to have a Material Adverse Effect (as defined below) on the Company and the Subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and the Subsidiaries taken as a whole; and (iii) neither the Company nor any of the Subsidiaries has sustained any loss or interference with its business that is material to the Company and the Subsidiaries taken as a whole and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any domestic or foreign court or arbitrator governmental agency or body or regulatory or judicial authority having jurisdiction over the Company or any of its Subsidiaries or any of their properties or assets (each, a “Governmental Authority”), except, in the case of each of clauses  (i) through (iii) above, as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(j)          Organization and Good Standing.  The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries or joint venture listed in subsection A of Schedule 2 hereto (each, a “Subsidiary,” and collectively, the “Subsidiaries”). The Company and each of the Subsidiaries listed in subsection B of Schedule 2 hereto (each, a “Material Subsidiary” and collectively the “Material Subsidiaries”) have been duly organized and are validly existing and in good standing (or the jurisdictional equivalent provided such concept is recognized in the relevant jurisdiction) under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing (or the jurisdictional equivalent provided such concept is recognized in the relevant jurisdiction) in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all corporate power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or in good standing or have such power or authority would not reasonably be expected to, individually or in the aggregate, have a material adverse effect on the business, properties, management, financial position, shareholders’ equity, results of operations or prospects of the Company and the Subsidiaries taken as a whole or on the performance by the Company under the Transaction Documents (as defined below) (a “Material Adverse Effect”). The constitutive documents of the Company and each of the Subsidiaries comply with the requirements of applicable law in their respective jurisdictions of organization and are in full force and effect.

(k)         Capitalization.

(i)         The Company has an authorized capitalization as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus; all the outstanding shares of capital stock of the Company, including the Firm Shares when subscribed, paid for and registered with the Commercial Register and delivered as provided herein, are and, when the Securities have been delivered and paid for in accordance with this Agreement on the Closing Date or the Additional Closing Date, as the case may be, will be, duly and validly authorized and issued, fully paid and non‑assessable, freely transferable and free of any third party rights, pre-emptive or similar rights, except as provided for under Section 9 regarding the obligation of the Underwriter to sell to the Company the Firm Shares upon the occurrence of a Termination Event; the Company has the statutorily required stated capital under German law (Grundkapital);  except as described in or expressly contemplated by the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any shares of capital stock or other equity interest in the Company, any such convertible or exchangeable securities or any such rights, warrants or options; the shares of capital stock of the Company conform in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(ii)        The resolutions of the Company’s shareholders, Management Board and Supervisory Board authorizing the Capital Increase and the issuance of the Firm Shares have been validly passed and no objection against the Capital Increase or action to have such resolutions declared void has been taken or filed, and following the registration of the Capital Increase with the Commercial Register and the issuance and delivery of the Firm Shares against payment pursuant to the terms of this Agreement, the Firm Shares will rank pari passu with the existing Ordinary Shares.

(iii)       The Company has not made any repayments to any of its shareholders within the meaning of Section 57 AktG in respect of the outstanding registered share capital to any of its shareholders or has otherwise acted in violation of Section 57 AktG.

(l)          Due Authorization.  The Company has the full right, power and authority to execute and deliver this Agreement and the Deposit Agreement (collectively, the “Transaction Documents”) and to perform its obligations hereunder and thereunder; and all actions required to be taken for the due and proper authorization, execution and delivery by it of each of the Transaction Documents, and the due and proper authorization of the transactions contemplated hereby and thereby have been duly and validly taken.

(m)        Underwriting Agreement.  This Agreement has been duly authorized, executed and delivered by the Company.

(n)         Deposit Agreement.  The Deposit Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Depositary, constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and by general principles of equity (collectively, the “Enforceability Exceptions”). Upon due issuance by the Depositary of the ADRs evidencing the ADSs and the deposit of Shares in respect thereof in accordance with the provisions of the Deposit Agreement, such ADSs will be duly and validly issued and the persons in whose names the ADSs are registered will be entitled to the rights specified therein and in the Deposit Agreement; and the ADRs evidencing Firm ADSs conform in all material respects to the descriptions thereof in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(o)         No Violation or Default.

Neither the Company nor any of the Subsidiaries is in violation or default of (i) its respective articles of association, charter, by-laws or similar organizational documents; (ii) any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries is bound or to which any of the property or assets of the Company or any of the Subsidiaries is subject; or (iii) any law or statute or any judgment, order, rule or regulation of any Governmental Authority, except, in the case of clauses (ii) and (iii) above, for any such violation or default that would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

(p)         No Conflicts.  The execution, delivery and performance by the Company of each of the Transaction Documents, the issuance and sale of the Shares by the Company, the deposit of the Shares with the Depositary against issuance of the ADSs and the consummation by the Company of the transactions contemplated by the Transaction Documents will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries is bound or to which any of the property or assets of the Company or any of the Subsidiaries is subject, (ii) result in any violation of the provisions of the articles of association, charter or by-laws or similar organizational documents of the Company or any of the Subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any Governmental Authority, except, in the case of clauses  (i) and (iii) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect or would have a material adverse effect on the Underwriter’s ability to consummate the transactions contemplated by this agreement.

(q)         No Consents Required.  No consent, approval, authorization, order, license, registration or qualification of or with any Governmental Authority is required for the execution, delivery and performance by the Company of each of the Transaction Documents, the issuance of the Shares and sale of the ADSs, the deposit of the Shares with the Depositary against issuance of the ADSs, the offering of the Securities or the consummation of the transactions contemplated by the Transaction Documents, except (i) such as may be required under the Securities Act, (ii) such as may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”), (iii) such as may be required by the New York Stock Exchange (“NYSE”), (iv) such as may be required under applicable state and foreign securities laws in connection with the purchase and distribution of the ADSs by the Underwriter, (v) such as may be required to register an additional capital increase should the Underwriter exercise its over-allotment option to purchase the Option Securities pursuant to this Agreement and (vi) such as have been previously obtained by the Company.

(r)         Legal Proceedings.  Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of the Subsidiaries is or may be a party or to which any property of the Company or any of the Subsidiaries is or may be the subject that, individually or in the aggregate, if determined adversely to the Company or any of the Subsidiaries, could reasonably be expected to have a Material Adverse Effect; and to the knowledge of the Company, no such investigations, actions, suits or proceedings are threatened or contemplated by any Governmental Authority or others. There are no contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package and the Prospectus. The statements set forth in the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2017 (the “2017 Form 20‑F”) and incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the caption “Item 8. Financial Information — A. Consolidated Financial Statements and Other Information — Legal Proceedings” are true and accurate in all material respects.

(s)         Independent Accountants.  KPMG AG Wirtschaftsprüfungsgesellschaft  (“KPMG”) has represented to the Company that it  (A) is an independent registered public accounting firm, as required by the Securities Act and the Public Company Accounting Oversight Board (“PCAOB”), (B) registered with the PCAOB established by the Sarbanes-Oxley Act of 2002, as amended, and (C) is not in violation of the auditor independence requirements of the Securities Act and the rules and regulations promulgated thereunder by the Commission and the PCAOB.

(t)          Title to Real and Personal Property.  The Company and the Subsidiaries have good and marketable title to, or valid rights to lease or otherwise use, all items of real and personal property and assets that are material to the respective businesses of the Company and the Subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries or (ii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Any real property and buildings held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and the Subsidiaries, subject to the Enforceability Exceptions.

(u)         Intellectual Property.

(i)         For the conduct of their respective businesses as currently conducted, except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company and the Subsidiaries each own or possess sufficient rights in all domestic and foreign (as applicable) (A) patents and patent applications, together with all re-issuances, divisionals, continuations, continuations-in-part, revisions, renewals, extensions, and re-examinations thereof; (B) trade secret rights and corresponding rights in non-public information (whether or not patentable), including algorithms, formulas, compositions, inventor’s notes, discoveries and improvements, know-how, manufacturing and production processes and techniques, testing information, research and development information, inventions, invention disclosures, blueprints, drawings, specifications, designs, plans, proposals, and technical data (collectively, “Trade Secrets”); (C) copyrights, copyrightable works, software rights, software source code, database rights, data collections, mask works, copyright registrations and applications therefor, and works of authorship; (D) trademarks, service marks, logos, trade dress and trade names, and other indicia of source or origin (whether registered, common law, statutory or otherwise), all registrations and applications to register the foregoing and all goodwill associated therewith; (E) utility models and utility model applications (including all divisionals, continuations, continuations-in-part, reissues, reexaminations, renewals and extensions thereof); (F) registered and unregistered design rights; (G) domain names and electronic addresses, and all registrations for the foregoing; and (H) corresponding or equivalent rights to any of the foregoing anywhere in the world (individually and collectively, items (A) through (H) the “Intellectual Property”), except, in each case, as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; provided that, subject to Section 3(u)(iv), the foregoing is not a representation or warranty of any kind with respect to the absence of allegations of infringement or misappropriation of the Intellectual Property rights of any third party. To the Company’s knowledge, the conduct of the businesses of the Company and the Subsidiaries does not, and their respective products and services do not, infringe upon, or misappropriate any Intellectual Property rights of any person, which infringement or misappropriation would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(ii)        Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (A) the Intellectual Property purported therein to be owned by the Company or any of the Subsidiaries (“Company Intellectual Property”), is owned free and clear from any material liens, encumbrances, or other third party rights; and (B) other than non-exclusive rights or licenses to use Intellectual Property granted in the ordinary course of the Company’s or any of the Subsidiaries’ respective businesses, the Company and the Subsidiaries collectively have the sole and exclusive rights to use and exploit all Company Intellectual Property, and none of the Company, the Subsidiaries or any of their legal predecessors, have transferred ownership of, or granted any current or contingent license to or right to use, any such Company Intellectual Property.

(iii)       Each item of the Company Intellectual Property that is registered Intellectual Property and is not an application is subsisting and, to the Company’s knowledge, valid and enforceable. Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (A) each item of the Intellectual Property that is an application filed by or on behalf of the Company or any of the Subsidiaries has been applied for and filed with the relevant Governmental Authorities or registrar in accordance with applicable law; (B) all documents and certificates that are necessary under applicable law for the purposes of registering or maintaining the registered Company Intellectual Property have been duly and timely filed with the relevant Governmental Authorities or registrar in accordance with applicable law; and (C) all fees, annuities, royalties and other payments that are or were due from the Company on or before the date hereof for any of the Company Intellectual Property have been paid.

(iv)       The Company and the Subsidiaries have not received any written notice or, to the Company’s knowledge, any other notice of any claim of infringement or misappropriation by the Company or any of the Subsidiaries or their respective products or services of any Intellectual Property rights of any person that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (A) there is no pending or, to the Company’s knowledge, threatened  action, suit, proceeding or claim by any person challenging the Company’s or any of the Subsidiaries’ rights in or to any Intellectual Property material to the business of the Company or any of the Subsidiaries as currently conducted; (B) there is no pending or, to the Company’s knowledge, threatened in writing action, suit, proceeding or claim by any person challenging the validity, enforceability or registrability of any Company Intellectual Property; (C) there is no pending or, to the Company’s knowledge, threatened in writing action, suit, proceeding or claim by any person that the Company or any of the Subsidiaries or their respective products or services infringes or misappropriates any Intellectual Property of any person; (D) no Intellectual Property has been obtained or is being used by the Company or any of the Subsidiaries in violation of any contractual obligation binding on the Company or any such Subsidiary, or, to the Company’s knowledge, otherwise in violation of the rights of any persons; and (E) to the Company’s knowledge, no person is infringing upon or misappropriating any Company Intellectual Property in any material respect. The Company and the

Subsidiaries have taken reasonable steps to protect their material Trade Secrets and to secure ownership of the material Intellectual Property created or developed for the Company or a Subsidiary by their employees, consultants, agents and contractors, or within the scope of and during the course of their service to the Company or any of the Subsidiaries. There are no outstanding options, licenses or agreements of any kind relating to any material Company Intellectual Property that are required by applicable law to be described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and are not described therein in all material respects. The Company or any of the Subsidiaries are not a party to or bound by any options, licenses or agreements with respect to any Intellectual Property of any other person that are required to be set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus and are not described therein in all material respects.

(v)        Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no software or other materials governed by an open source, free, copyleft or similar license (including, but not limited to, the GNU General Public License, GNU Affero General Public License or GNU Lesser General Public License) is used or distributed by the Company or any of the Subsidiaries in a manner that requires or has required the Company or any of the Subsidiaries to (A) distribute or otherwise make available any product or service of the Company or of any of the Subsidiaries, or any software that embodies Company Intellectual Property, in the case of each of the foregoing, to any third party in source code form; or (B) license or otherwise make available to all third parties such product, service, software or any associated Company Intellectual Property on a royalty free basis, in each case of (A) and (B) except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(v)         Patents and Patent Applications.  Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus: (i) all patents and patent applications constituting Company Intellectual Property that are owned by the Company or any of its Subsidiaries (the “Owned Patents”) have been duly and timely filed and maintained in accordance with applicable law; (ii) all persons having a duty of candor and disclosure to the U.S. Patent and Trademark Office (the “USPTO”) under applicable law in connection with the Owned Patents have, to the Company’s knowledge, complied with such duty; (iii) to the Company’s knowledge, there is no patent or patent application that contains claims that interfere with the issued or filed claims of any Owned Patents; (iv) to the Company’s knowledge, there is no prior art that may render any Owned Patents invalid or unpatentable; and (v) the Company is not aware of any facts or defects in the prosecution of any Owned Patents which would preclude the grant of a patent, or would reasonably be expected to render any Owned Patents invalid or unenforceable.

(w)        Information Technology.  The Company and the Subsidiaries have taken commercially reasonable steps to protect the security and integrity of their information technology systems except where the failure to take such steps would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, to the Company’s or the Subsidiaries’ knowledge, there are no situations where the security or the integrity of their information technology systems were compromised, except where such incidents would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(x)         No Undisclosed Relationships.  No relationship, direct or indirect, exists between or among the Company or any of the Subsidiaries, on the one hand, and the members of the Management Board, officers, shareholders, customers or suppliers of the Company or any of the Subsidiaries, on the other, that is required by the Securities Act to be described in the Registration Statement, the Preliminary Prospectus or the Prospectus and that is not so described in such documents and in the Pricing Disclosure Package. As of the date of the initial filing of the Registration Statement, there were no personal loans made, directly or indirectly, by the Company to any director or executive officer of the Company.

(y)         Investment Company Act.  The Company is not and, after giving effect to the offering and sale of the ADSs and the application of the proceeds thereof received by the Company as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, will not be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(z)         Taxes.  The Company and the Subsidiaries have paid all domestic and foreign taxes and filed all tax returns required to be paid or filed through the date hereof except for those the absence of which would not reasonably be expected to have a Material Adverse Effect; and except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of the Subsidiaries or any of their respective properties or assets that has had, or could reasonably be expected to have a Material Adverse Effect.

(aa)       Licenses and Permits.  Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company and the Subsidiaries possess all licenses, certificates, permits and other authorizations issued by the appropriate Governmental Authorities that are necessary for the conduct of their respective businesses as currently conducted and as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except where the failure to possess the same would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect; the Company and the Subsidiaries are in compliance with the terms and conditions of all such licenses, certificates, permits and other authorizations in all material respects; and neither the Company nor any of the Subsidiaries has received notice of proceedings relating to the revocation or modification of any such license, certificate, permit or authorization which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect.

(bb)       No Labor Disputes.  No material labor disturbance by or dispute with employees of the Company or any of the Subsidiaries exists or, to the knowledge of the Company, is threatened, and the Company is not aware of any existing or imminent material labor disturbance by, or dispute with, the employees of any of its or the Subsidiaries’ principal suppliers, contractors or customers, except, in each case, as would not reasonably be expected to have a Material Adverse Effect.

(cc)       No Undisclosed Benefits.  Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company has no material obligation to provide health, retirement, death or disability benefits to any of the present or past employees of the Company or any of the Subsidiaries, or to any other person.

(dd)       Compliance with and Liability under Environmental Laws.  Except as disclosed in the Registration Statement, Pricing Disclosure Package and the Prospectus, neither the Company nor any of its Subsidiaries are in violation of any applicable statute, rule, regulation, decision or order of any Governmental Authority, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), does not operate any real property contaminated with any substance that is subject to any Environmental Laws, is not liable for any off-site disposal or contamination pursuant to any Environmental Laws, and is not subject to any pending or, to the knowledge of the Company, threated claim or obligation relating to any Environmental Laws, which violation, contamination, liability or claim, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect; and the Company is not aware of any pending investigation which might reasonably be expected to lead to such a claim. Neither the Company nor any of its Subsidiaries anticipates incurring any material capital expenditures relating to compliance with Environmental Laws.

(ee)       ERISA and Employee Benefits Matters. (A) To the knowledge of the Company, no “prohibited transaction” as defined under Section 406 of ERISA or Section 4975 of the Code and not exempt under ERISA Section 408 and the regulations and published interpretations thereunder has occurred with respect to any Employee Benefit Plan.  At no time has the Company or any ERISA Affiliate maintained, sponsored, participated in, contributed to or has or had any liability or obligation in respect of any Employee Benefit Plan subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA, or Section 412 of the Code or any “multiemployer plan” as defined in Section 3(37) of ERISA or any multiple employer plan for which the Company or any ERISA Affiliate has incurred or could incur liability under Section 4063 or 4064 of ERISA. No Employee Benefit Plan provides or promises, or at any time provided or promised, retiree health, life insurance, or other retiree welfare benefits except as may be required by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or similar state law.  Each Employee Benefit Plan is and has been operated in material compliance with its terms and all applicable laws, including but not limited to ERISA and the Code and, to the knowledge of the Company, no event has occurred (including a “reportable event” as such term is defined in Section 4043 of ERISA) and no condition exists that would subject the Company or any ERISA Affiliate to any material tax, fine, lien, penalty or liability imposed by ERISA, the Code or other applicable law.  Each Employee Benefit Plan intended to be qualified under Code Section 401(a) is so qualified and has a favorable determination or opinion letter from the IRS upon which it can rely, and any such determination or opinion letter remains in effect and has not been revoked; to the knowledge of the Company, nothing has occurred since the date of any such determination or opinion letter that is reasonably likely to adversely affect such qualification; (B) with respect to each Foreign Benefit Plan, such Foreign Benefit Plan (1) if intended to qualify for special tax treatment, meets, in all material respects, the requirements for such treatment, and (2) if required to be funded, is funded to the extent required by applicable law, and with respect to all other Foreign Benefit Plans, adequate reserves therefor have been established on the accounting statements of the applicable Company or subsidiary; (C) the Company does not have any obligations under any collective bargaining agreement with any union and no organization efforts are underway with respect to Company employees.  As used in this Agreement, “Code” means the Internal Revenue Code of 1986, as amended; “Employee Benefit Plan” means any “employee benefit plan” within the meaning of Section 3(3) of ERISA, including, without limitation, all stock purchase, stock option, stock-based severance, employment, change-in-control, medical, disability, fringe benefit, bonus, incentive, deferred compensation, employee loan and all other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA, under which (1) any current or former employee, director or independent contractor of the Company or its subsidiaries has any present or future right to benefits and which are contributed to, sponsored by or maintained by the Company or any of its respective subsidiaries or (2) the Company or any of its subsidiaries has had or has any present or future obligation or liability; “ERISA” means the Employee Retirement Income Security Act of 1974, as amended; “ERISA Affiliate” means any member of the company’s controlled group as defined in Code Section 414(b), (c), (m) or (o); and “Foreign Benefit Plan” means any Employee Benefit Plan established, maintained or contributed to outside of the United States of America or which covers any employee working or residing outside of the United States.

(ff)        Disclosure Controls.  Except as disclosed in the Registration Statement, Pricing Disclosure Package and the Prospectus, the Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-14 and 15d-14 under the Exchange Act) and such controls and procedures are effective at the reasonable assurance level in ensuring that material information relating to the Company, including its subsidiaries, is made known to the principal executive officer and the principal financial officer. The Company has utilized such controls and procedures in preparing and evaluating the disclosures in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus.

(gg)       Accounting Controls.

(i)         The Company maintains a system of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that has been designed to comply with the applicable requirements of the Exchange Act as and when such internal controls must be implemented by the Company thereunder and has been designed by, or under the supervision of, its principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with IFRS, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no material weaknesses in the Company’s internal controls.

(ii)        The Company’s system of internal controls is appropriate to (A) provide reasonable assurance that transactions are executed in accordance with management’s general and specific authorizations; (B) ensure that transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain asset accountability; (C) ensure that access to assets is permitted only in accordance with management’s general or specific authorization; and (D) ensure that the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any difference..

(hh)       Insurance.  The Company and each of the Subsidiaries carries, or are covered by, insurance from insurers of recognized financial responsibility in such amounts and covering such risks as is generally deemed adequate for the conduct of its business and the value of the Company’s or any of the Subsidiaries’ properties and as is customary for companies engaged in similar business in similar industries, and all such policies of insurance are in full force and effect; the Company and each of the Subsidiaries are in compliance with the terms of such policies in all material respects; there are no material claims by the Company or any of the Subsidiaries under any such policy or instrument as to which any insurance company is denying liability; and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business as currently conducted at a cost that would not reasonably be expected to have a Material Adverse Effect.

(ii)        No Unlawful Payments.  None of the Company, any of the Subsidiaries, any of their respective directors or officers, or to the Company’s knowledge after reasonable inquiry, any of their employees, agents, affiliates or representatives, has (i) used any corporate funds for any unlawful or improper contribution, gift, entertainment or other expense; (ii) offered, made, promised to make, or authorized any direct or, indirect unlawful or improper payment to any official, employee, agent, representative of any government (including its department, agency, instrumentality, employee or agent of government-owned or controlled entity), or political party or official of any political party or any candidate for any political office, or to any other person, to influence official action or secure an unlawful advantage; or (iii) violated or is in violation of any applicable anti-corruption or anti-bribery law, including, but not limited to, any law, rule, or regulation promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997, or the United Nations Convention against Corruption, signed December 9, 2003, including the applicable provisions of the German Penal Code,  the U.S. Foreign Corrupt Practices Act of 1977, the U.K. Bribery Act 2010, or any other law, rule or regulation of similar purposes and scope applicable to them, all as amended (collectively, the “Anti-Corruption Laws”). The Company and the Subsidiaries have instituted and maintain policies and procedures which are designed to promote and achieve compliance with all applicable Anti-Corruption Laws; the Company will not use or otherwise make available, directly or indirectly, the proceeds of the offering for any purpose that would violate any applicable anti-corruption or anti-bribery laws. No action, suit, claim, investigation, proceeding, or other inquiry by or before any Governmental Authority involving the Company with respect to Anti-Corruption or Laws is pending, or, to the knowledge of Company, threatened.

(jj)        Compliance with Anti-Money Laundering Laws.  The operations of the Company and the Subsidiaries are and have been conducted at all times in compliance with all the money laundering and terrorism financing statutes and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority, in each case, to the extent applicable to the Company or any of its Subsidiaries, including, without limitation, the applicable provisions of the German Penal Code, Title 18 U.S. Code Sections 1956 and 1957, the USA PATRIOT Act, and the U.S. Bank Secrecy Act, all as amended (collectively, the “Money Laundering and Terrorism Financing Laws”) and no action, suit, claim, investigation, proceeding or other inquiry by or before any Governmental Authority or body or any arbitrator involving the Company with respect to the Money Laundering and Terrorism Financing Laws is pending or, to the knowledge of the Company, threatened. The Company and the Subsidiaries have instituted and maintained policies and procedures which are designed to promote and achieve compliance with all applicable Money Laundering and Terrorism Financing Laws.

(kk)       Compliance with OFAC.

(i)         Neither the Company nor any of the Subsidiaries, nor any of their respective directors or officers, or to the Company’s knowledge after reasonable inquiry, employees, agents, affiliates or representatives, other than the Underwriter in its capacity as such: (A) is an individual or entity, or is owned or controlled by an individual or entity that is the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, or other applicable Governmental Authority in Germany, the United States or elsewhere (such sanctions, “Sanctions;” such sanctions targets, “Sanctioned Persons”); (B) is located, resident, operating, or organized in a country or region that is the target of comprehensive, country-wide or territory-wide Sanctions (each, a “Sanctioned Country”, including, as of the date of this agreement, Cuba, Iran, North Korea, Syria, and the Crimea region of Ukraine); (C) engaged in any dealings, directly or indirectly, with or for the benefit of any Sanctioned Persons or Sanctioned Countries; or (D) has violated any Sanctions;

(ii)        the Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds, directly or indirectly: (A) to or for the benefit of any Sanctioned Person; (B) to or for the benefit of any Sanctioned Country; (C) to or for the benefit of any subsidiary, joint venture partner or other individual or entity for the purpose of financing activities in any Sanctioned Country or with or for the benefit of any Sanctioned Person; or (D) in any manner that violates Sanctions, that would cause any person (including the Underwriter) to violate Sanctions, or that reasonably could result in the designation of any person, including the Underwriter, as a Sanctioned Person;

(iii)       the Company and the Subsidiaries maintain and enforce policies and procedures reasonably designed to achieve compliance with Sanctions; and

(iv)       no action, suit, claim, investigation, proceeding, or other inquiry by or before any Governmental Authority involving the Company with respect to Sanctions is pending, or, to the knowledge of Company, threatened.

(ll)        No Restrictions on Subsidiaries.  Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no Subsidiary is currently materially prohibited, directly or indirectly, under any agreement or other instrument or laws to which it is a party or is subject to, from paying any dividends to the Company or any other subsidiary of the Company, as applicable, from making any other distribution on such Subsidiary’s equity interest, from repaying to the Company or any other subsidiary of the Company, as applicable, any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s properties or assets to the Company or any other subsidiary of the Company, as applicable, or any other subsidiary of the Company; except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, all dividends and other distributions declared and payable on the share capital or equity interest of each of the Subsidiaries may, under the current laws and regulations of the jurisdiction of organization of the Subsidiary, be paid to the parent company of the Subsidiary in euros or any other currency that may be converted into foreign currency, which may be freely transferred out of the jurisdiction of organization of the Subsidiary, and without the necessity of obtaining any consents, approvals, authorizations, permissions, orders, registrations, filings, exemptions, waivers, endorsements, licenses, annual inspections, clearances and qualifications of a Governmental Authority having jurisdiction over the Company or any of the Subsidiaries or any of their properties or under NYSE rules, except as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

(mm)    Broker’s Fees.  The Company is not a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or the Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the ADSs and the Shares represented thereby.

(nn)      No Registration Rights.  No person has the right to require the Company to register any equity or debt securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission, the issuance of the Shares and the sale of ADSs by the Company.

(oo)       No Market Stabilization or Manipulation.  Neither the Company nor any of the Subsidiaries has taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of any security of the Company in connection with the offering of the ADSs.

(pp)       Statistical and Market Data.  Nothing has come to the attention of the Company that has caused the Company to believe that the third party statistical, industry-related and market-related data included in the Registration Statement, the Pricing Disclosure Package and the Prospectus are not based on or derived from sources that are reliable and accurate in all material respects.

(qq)       Sarbanes-Oxley Act.  There is and has been no failure on the part of the Company or any member of the Company’s  Supervisory Board or Management Board, in their capacities as such, to comply with any applicable provision of the Sarbanes-Oxley Act and the rules and regulations promulgated in connection therewith, including Section 402 related to loans.

(rr)        Status under the Securities Act.  At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act, without taking account of any determination by the Commission pursuant to Rule 405 under the Securities Act that it is not necessary that the Company be considered an ineligible issuer.

(ss)        Debt Securities and Preferred Stock.  The Company has no debt securities or preferred shares that are rated by any “nationally recognized statistical rating organization” (as that term is defined in Section 3(a)(62) under the Exchange Act).

(tt)         Dividends.  Except as described in the Registration Statement, the Pricing Disclosure Package, and the Prospectus, all dividends and other distributions declared and payable on the Shares of the Company may, subject to applicable withholding or other taxes, as may be reduced by an applicable tax treaty, under the current laws and regulations of Germany be paid to the Depositary in U.S. dollars or any other currency that may be converted into foreign currency, which may be freely transferred out of Germany and without the necessity of obtaining any consents, approvals, authorizations, permissions, orders, registrations, filings, exemptions, waivers, endorsements, licenses, annual inspections, clearances and qualifications of any Governmental Authority having jurisdiction over the Company or any of the Subsidiaries or any of their properties or under any applicable rules under the Exchange Act.

(uu)       Absence of Stamp Duties and Transfer Taxes.  Except as described in the Registration Statement, the Pricing Disclosure Package, and the Prospectus, no stamp or other issuance or transfer taxes or duties, and no capital gains, income, withholding or other taxes are due or payable by or on behalf of the Underwriter to the German State, or any political subdivision or taxing authority thereof or therein in connection with (i) the issue by the Company of Firm Shares and Option Shares to Piper Jaffray & Co., (ii) the deposit of such Shares and Option Shares with the Depositary of Shares against the issuance of ADSs, (iii) the sale and delivery of the ADSs to or for the respective accounts of the Underwriter or (iv) the sale and delivery outside Germany by the Underwriter of the ADSs to the initial purchasers thereof in the manner contemplated by this Agreement.

(vv)       No Sale, Issuance or Distribution of Shares.  Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company has not sold, issued or distributed any shares of capital stock of the Company during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A, Regulation D or Regulation S of the Securities Act, other than shares of capital stock of the Company issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(ww)     Foreign Private Issuer.  The Company is a “foreign private issuer” within the meaning of Rule 405 under the Securities Act.

(xx)       No Integration.  The Company has not sold or issued any securities that would be integrated with the offering of the Securities contemplated by this Agreement pursuant to the Securities Act or the interpretations thereof by the Commission.

(yy)       Transaction Agreements under German Law.  Each of this Agreement and the Deposit Agreement is in proper form to be enforceable against the Company in Germany in accordance with its terms; to ensure the legality, validity, enforceability or admissibility into evidence in Germany of this Agreement or the Deposit Agreement, it is not necessary that this Agreement or the Deposit Agreement be filed or recorded with any Governmental Authority in Germany (other than court filings in the normal course of proceedings) or that any stamp or similar tax (other than nominal stamp duty if this Agreement and the Deposit Agreement are executed in or brought into Germany) in Germany be paid on or in respect of this Agreement, the Deposit Agreement or any other documents to be furnished hereunder.

(zz)       Passive Foreign Investment Company.  The Company believes it was not a passive foreign investment company (“PFIC”) as defined under Section 1297 of the Code for the taxable year ended December 31, 2017, and does not expect to be a PFIC in the current taxable year ending December 31, 2018, or in the foreseeable future.

(aaa)     No Reduction from Amounts Payable.  All amounts payable by the Company under this Agreement shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Company is required by law to deduct or withhold such taxes, duties or charges. In that event, the Company shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.

(bbb)    Choice of Law. The choice of laws of the State of New York to govern the Agreement will be recognized by the courts of the Federal Republic of Germany, except to the extent that the application of the laws of the State of New York would have a result that is manifestly contrary to fundamental principles of German law (ordre public); the Company can sue and be sued in its own name under the laws of the Federal Republic of Germany; the irrevocable submission of the Company to the non-exclusive jurisdiction of a New York court, and the waiver by the Company of any objection to the venue of a proceeding in New York courts under the Agreement are legal, valid and binding; service of process effected in the manner set forth in the Agreement will be effective; insofar as German law is concerned, to confer valid personal jurisdiction over the Company; and a final money judgment obtained in New York court arising out of or in relation to the obligations of the Company under the Agreement would be enforceable against the Company in the courts of the Federal Republic of Germany, provided that none of the grounds for non-recognition set forth in Section 328 of the German Code of Civil Procedure (Zivilprozessordnung) are present.

(ccc)     Data Protection.  Except as disclosed in the Pricing Disclosure Package, and the Prospectus, the Company and the Subsidiaries have at all times complied in all respects with (i) all applicable laws, statutes, rules, regulations, enacting instruments,  codes of practice, guidance notes, recommendations, decisions and orders of any Governmental Authority (including, up to May 24, 2018, the EC Data Protection Directive 95/46/EC and, on and from May 25, 2018, the General Data Protection Regulation 2016/679, together with all applicable legislation implementing that Directive and Regulation, including, but not limited to the German Federal Data Protection Act (Bundesdatenschutzgesetz - BDSG) and the German Telemedia Act (Telemediengesetz - TMG)) (collectively, the “Data Protection Laws”), (ii) all policies and procedures of the Company and the Subsidiaries, respectively, and (iii) all applicable contractual obligations, in each case, relating to privacy, data protection or the Company’s and the Subsidiaries’ collection, storage, use, transfer and any other processing of any information that alone, or in combination with other information collected, stored, used, transferred, otherwise processed or obtainable from a third party by the Company or the Subsidiaries, can be used to directly or indirectly identify a natural person (i.e. personal data as defined under Article 4 para. 1 GDPR). There is no investigation, disciplinary proceeding or enquiry by, or order, decree, decision or judgment of, any Governmental Authority outstanding against the Company or and any of the Subsidiaries in connection with the collection, processing, use and storage of personal data and the Company or any of the Subsidiaries have not received any notice from any Governmental Authority with respect to a violation and/or failure to comply with applicable Data Protection Laws or requiring the Company or any of the Subsidiaries to take or omit any action. Except as disclosed in the Pricing Disclosure Package, and the Prospectus, the Company and the Subsidiaries have at all times taken all measures necessary to ensure availability and resilience of processing systems and services and to protect the ongoing confidentiality, integrity and security all such information against accidental or unlawful destruction, loss, alteration, and unauthorized access, use, modification or disclosure. Except as disclosed in the Pricing Disclosure Package and the Prospectus, the Company was not subject to any personal data breach, security breach or other compromise of or relating to any of the Company’s or its Subsidiaries’ information technology and computer systems, networks, hardware, software, data (including the data of their respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of them), equipment or technology (collectively, the “IT Systems and Data”) and the Company and its Subsidiaries have not been notified of any, and there is no event or condition that would reasonably be expected to result in, any security breach or other compromise to their IT Systems and Data. The Company and its Subsidiaries have at all times been and are on the Closing Date or the Additional Closing Date, whichever is later, in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations, enacting instruments,  codes of practice, guidance notes, recommendations, decisions and orders of any court or arbitrator or Governmental Authorities or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of the ongoing confidentiality, integrity, availability and resilience of such IT Systems and Data from accidental or unlawful destruction, loss, alteration, unauthorised disclosure of, or unauthorized use, access, misappropriation or modification, and the Company and its Subsidiaries have implemented backup and disaster recovery technology consistent with industry standards and practices.

(ddd)     Absence of Immunity from Jurisdiction.  The Company and the Subsidiaries have no immunity from jurisdiction of any court of (i) any jurisdiction in which it owns or leases property or assets, (ii) the United States or the State of New York or (iii) Germany or any political subdivision thereof or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to themselves or their property and assets, or the Transaction Documents or actions to enforce judgments in respect thereof.

(eee)     Corporate Structure and Related Party Transactions.  Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no business relationships or related party transactions involving the Company or any other person required to be described in the Registration Statement, the Pricing Disclosure Package and the Prospectus that have not been described as required.

(fff)       Merger or Consolidations.  Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, neither the Company nor any of the Subsidiaries have entered into any memorandum of understanding, letter of intent, definitive agreement or any similar agreements with respect to a material merger or consolidation or a material acquisition or disposition of assets, technologies, business units or businesses.

(ggg)     FINRA Affiliation.  To the Company’s knowledge, there are no affiliations or associations between (i) any member of the FINRA and (ii) the Company or any of the Company’s officers, Supervisory Board or Management Board or 5% or greater security holders, except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(hhh)     Effect of Certificates.  Any certificate signed by any officer of the Company and delivered to the Underwriter shall be deemed a representation and warranty by the Company to the Underwriter as to the matters covered thereby.

(iii)       Lock-up Letters.  The Company has caused each of the members of the Management Board and Supervisory Board and each of the parties identified on Schedule 3 hereto to furnish to the Underwriter, on or prior to the date of this Agreement, a “lock-up” letter, each substantially in the form of Exhibit 7 hereto (the “Lock-Up Letter”). The Company will enforce the terms of each Lock-Up Letter and issue stop-transfer instructions to the Depositary for the Shares and the ADSs with respect to any transaction or contemplated transaction that would constitute a breach of or default under the applicable Lock-Up Letter. If the Underwriter, in its sole discretion, agrees to release or waive the restrictions set forth in a Lock-Up Letter described in this Section 3(iii) for a member of the Company’s Management Board and Supervisory Board and each of the parties identified on Schedule 3 and provide the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, to the extent required by FINRA Rule 5131, the Company agrees to announce the impending release or waiver by issuing a press release through a major news service at least two business days before the effective date of the release or waiver. The Company further agrees that it will not release any security holder from, or waive any provision of, any lock-up or similar agreement between the Company and any security holder without the prior written consent of the Underwriter.

(jjj)       Prospectuses. Subject to conducting the offering as provided for in the section titled “Underwriting” in the Pricing Disclosure Package, the Company is not required to publish a prospectus in Germany under the German Securities Prospectus Act or the Prospectus Directive (Directive 2003/71/EC of the European Parliament and of the Council of November 4, 2003, as amended) with respect to the offer and sale of the Securities.

4.          FURTHER AGREEMENTS OF THE COMPANY

4.1        The Company covenants and agrees with the Underwriter and the Underwriter’s Agent as follows:

(a)         Required Filings.  The Company will prepare and file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430B under the Securities Act, will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act; and will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriter in New York City in such quantities as the Underwriter may reasonably request as soon as is reasonably practicable.

(b)         Delivery of Copies.  The Company will deliver, upon request, without charge, (i) to the Underwriter, three signed copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith; and (ii) to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto) and each Issuer Free Writing Prospectus as the Underwriter may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the ADSs as a prospectus relating to the ADSs is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the ADSs by the Underwriter or dealer.

(c)         Amendments or Supplements, Issuer Free Writing Prospectuses.  After the date hereof, before using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, the Company will furnish to the Underwriter and counsel for the Underwriter a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review. After the date hereof, the Company will not use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Underwriter reasonably objects.

(d)         Notice to the Underwriter.  The Company will advise the Underwriter promptly, and confirm such advice in writing, (i) when the Registration Statement has become effective; (ii) when any amendment to the Registration Statement has been filed or becomes effective; (iii) when any supplement to the Prospectus, or any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication or any amendment to the Prospectus has been filed; (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information including, but not limited to, any request for information concerning any Written Testing-the-Waters Communication; (v) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package, the Prospectus or any Written Testing-the-Waters Communication or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (vi) of the occurrence of any event or development within the Prospectus Delivery Period as a result of which the Prospectus, the Pricing Disclosure Package, or any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the ADSs for offer and sale in any applicable jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package or the Prospectus or any Written Testing-the-Waters Communication or suspending any such qualification of the ADSs and, if any such order is issued, to obtain as soon as possible the withdrawal thereof.

Ongoing Compliance.  (1) If during the Prospectus Delivery Period (i) any event or development shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made or the circumstances then prevailing, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will promptly notify the Underwriter thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriter and to such dealers as the Underwriter may designate such amendments or supplements to the Prospectus as may be necessary to correct such statement or omission or effect such compliance, and (2) if at any time prior to the filing of the Prospectus pursuant to Rule 424(b), (i) any event or development shall occur or condition shall exist as a result of which the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement the Pricing Disclosure Package to comply with law, the Company will promptly notify the Underwriter thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriter and to such dealers as the Underwriter may designate, such amendments or supplements to the Pricing Disclosure Package as may be necessary to correct such statement or omission or effect such compliance.

(e)         Blue Sky Compliance.  The Company will qualify the ADSs for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Underwriter shall reasonably request and will continue such qualifications in effect so long as required for distribution of the ADSs; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(f)         Earnings Statement.  The Company will make generally available to its security holders and the Underwriter as soon as practicable, but in no event later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement (which need not be audited) that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least 12 months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

(g)         Clear Market.  For a period of 90 days after the date of the Preliminary Prospectus, without the prior written consent of the Underwriter, the Company will not (1) offer, pledge, announce the intention to sell, issue, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or ADSs or any securities convertible into, exercisable or exchangeable for or that represent the right to receive Ordinary Shares or ADSs (the “Lock-Up Securities”); (2) file, or announce the intention to file, any registration statement with respect to any Lock-Up Securities, or (3) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, whether any such transaction described in Section (1), (2) or (3) above is to be settled by delivery of Ordinary Shares or ADSs or such other securities, in cash or otherwise. Notwithstanding the foregoing, the Company may (i) issue, sell and/or transfer Lock-Up Securities pursuant to this Agreement, (ii) issue Lock-Up Securities upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (iii) issue and sell Lock-Up Securities pursuant to, or the filing of a registration statement on Form S-8 in respect of, any employee stock option plan, incentive plan, stock ownership plan or dividend reinvestment plan of the Company existing on the date of this Agreement and described in the Registration Statement, the Preliminary Prospectus and the Prospectus, provided that such securities are non-transferrable for a period of 90 days after the date of the Preliminary Prospectus, (iv) issue Lock-Up Securities after 45 days from the date of the Preliminary Prospectus in connection with an acquisition or strategic investment (including any joint venture, strategic alliance or partnership) as long as (x) the aggregate number of Lock-Up Securities issued or issuable does not exceed 5% of the number of Ordinary Shares outstanding immediately after the issuance and sale of the Lock-Up Securities, and (y) each recipient of any such shares or other securities agrees to restrictions on the resale of such securities that are consistent with the Lock-Up Letters for the remainder of the 90-day restricted period, and (v) file post-effective amendments in respect of the Company’s Registration Statement on Form F-3 (Registration No. 333-219965), as amended.

(h)         Use of Proceeds.  The Company intends to use the net proceeds from the sale of the ADSs as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the caption “Use of Proceeds.”

(i)         No Stabilization.  The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares or the ADSs.

(j)         Exchange Listing.  The Company will use its reasonable best efforts to list, subject to notice of issuance, the ADSs on the New York Stock Exchange.

(k)        Reports.  During the period of three years from the date of this Agreement, the Company will furnish to the Underwriter, as soon as they are available, copies of all reports or other communications (financial or other) furnished to holders of the Shares or ADSs, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or automatic quotation system; provided that the Company will be deemed to have furnished such reports and financial statements to the Underwriter to the extent they are filed on the Commission’s Electronic Data Gathering, Analysis, and Retrieval system.

(l)         Transfer Taxes.  The Company will indemnify and hold each Underwriter harmless against any documentary, stamp or similar issuance or transfer taxes, duties or fees and any transaction levies, commissions or brokerage charges imposed by any government, or any political subdivisions or tax authority thereof or therein, including any interest and penalties (the “Transfer Taxes”), which are or may be required to be paid in connection with the creation, allotment, issuance, and initial delivery of the Shares or ADSs, including the deposit of the Shares with the Depositary in accordance with the Deposit Agreement, and the execution and delivery of this Agreement and the Deposit Agreement. Any subsequent Transfer Taxes payable on any transfer subsequent to the delivery of the Shares or ADSs to the initial purchasers thereof in accordance with Section 2 hereof shall not be the responsibility of the Company.

(m)       Judgment and Approval.  The Company agrees that (i) it will not attempt to avoid any judgment obtained by it or denied to it in a court of competent jurisdiction outside Germany; (ii) following the consummation of the offering of the ADSs, it will use its reasonable best efforts to obtain and maintain all approvals required in Germany to pay and remit outside Germany all dividends declared by the Company and payable on the Ordinary Shares (deducting applicable withholding taxes, if any), if any.

(n)        Emerging Growth Company; Foreign Private Issuer.  The Company will promptly notify the Underwriter if the Company ceases to be an Emerging Growth Company or a foreign private issuer at any time prior to the later of (A) completion of the distribution of the ADSs within the meaning of the Securities Act and (B) completion of the 90-day restricted period referred to in Section 4(g) hereof.

4.2        Further, the Company agrees that to the extent permitted by any applicable laws and regulations, the Underwriter may, either directly or by any of its affiliates, for a limited period of time effect transactions in the open market or otherwise in connection with the offering contemplated by this Agreement with a view to supporting the market price of the Firm Securities at levels higher than those which might otherwise prevail. Such stabilization measures may be taken as of the date of announcement of the offering price of the Firm ADSs and must be discontinued no later than 30 calendar days after such date. The Underwriter is not under any obligation to take any stabilization measures and may discontinue such measures, if commenced, at any time. The Underwriter shall comply with all rules and regulations on stabilization measures, including Commission Delegated Regulation (EU) 2016/1052 of March 8, 2016, and shall keep the Company informed about any stabilization activities. The Underwriter’s Agent shall act as central point for disclosure requirements and for handling any request from any competent authority as defined in Article 6(5) of the Commission Delegated Regulation (EU) 2016/1052 of March 8, 2016 (the “Delegated Regulation”).  The Underwriter’s Agent’s obligations to make any disclosures and reporting required under Commission Delegated Regulation (EU) 2016/1052 of March 8, 2016 shall be conditional upon the receipt of the relevant information from the Underwriter, it being understood and agreed that in the event the Underwriter undertakes any stabilization activity pursuant to this Section 4.2, it shall communicate such activity to the Underwriter’s Agent and the Underwriter’s Agent shall advise the Underwriter as to what information, if any, is required to be disclosed under the Delegated Regulation. The Company hereby authorizes the Underwriter and the Underwriter’s Agent to make adequate public disclosure and reporting of the information relating to any stabilizing activities which Regulation (EU) No 596/2014 of the European Parliament and of the Council of April 16, 2014 on market abuse and Commission Delegated Regulation (EU) 2016/1052 of March 8, 2016 require to be disclosed. To the extent required, the Company shall assist the Underwriter and the Underwriter’s Agent in fulfilling such disclosure and reporting obligations. The Company agrees not to directly or indirectly engage in any stabilization activities with respect to the Securities in connection with the offering contemplated by this Underwriting Agreement

5.          CERTAIN AGREEMENTS OF THE UNDERWRITER

5.1        The Underwriter hereby represents and agrees with the Company that:

(a)         It has not used, authorized use of, referred to or participated in the planning for use of, and will not use, authorize use of, refer to or participate in the planning for use of, any “free writing prospectus,” as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Preliminary Prospectus or a previously filed Issuer Free Writing Prospectus, (ii) any Issuer Free Writing Prospectus listed on Annex 3 or prepared pursuant to Section 3(c) above (including any electronic road show), or (iii) any free writing prospectus prepared by the Underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in Sections (i) or (iii), an “Underwriter Free Writing Prospectus”).

(b)        It has not used and will not use, without the prior written consent of the Company, any free writing prospectus that contains the final terms of the ADSs unless such terms have previously been included in a free writing prospectus filed with the Commission; provided that the Underwriter may use a term sheet substantially in the form of Annex 4 hereto without the consent of the Company; provided further that the Underwriter using such term sheet shall notify the Company and provide a copy of such term sheet to the Company prior to the first use of such term sheet and shall incorporate any comments to such term sheet as the Company may reasonable request be included.

(c)         It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).

5.2        In connection with the stabilization measures contemplated by Section 4.2 hereof, the Underwriter hereby represents to the Underwriter’s Agent and agrees that:

(a)         The relevant information required under Article 6 of the Delegated Regulation delivered by the Underwriter to the Underwriter’s Agent in connection with the stabilization measures to be taken pursuant to Section 4.2 hereof shall be true, correct and complete in all material respects.

(b)         The Underwriter shall deliver to the Underwriter’s Agent such information not later than the end of the fifth daily market session following the execution of such transaction by the Underwriter.

6.          CONDITIONS OF UNDERWRITER’S AND THE UNDERWRITER’S AGENT’S   OBLIGATIONS

The obligation of the Underwriter’s Agent to subscribe for the Firm Shares on the Closing Date or the Option Shares on the Additional Closing Date and of the Underwriter to purchase the Firm ADSs on the Closing Date or the Option ADSs on the Additional Closing Date, as the case may be, as provided herein is subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

(a)         Registration Compliance; No Stop Order.  No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Securities Act shall be pending before or, to the Company’s knowledge, threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Underwriter.

(b)         Representations and Warranties.  The respective representations and warranties of the Company contained herein shall be true and correct on the date hereof and as of the Closing Date or the Additional Closing Date, as the case may be; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date or the Additional Closing Date, as the case may be.

(c)         No Material Adverse Change.  No event or condition of a type described in Section 3(i) hereof shall have occurred or shall exist, which event or condition is not described in the Pricing Disclosure Package (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which is, in the judgment of the Underwriter, so material and adverse as to make it impracticable or inadvisable to proceed with the offering, sale or delivery of the ADSs on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

(d)         Officers’ Certificate.  The Underwriter and the Underwriter’s Agent shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, a certificate of the chief executive officer and chief financial officer in such person’s capacity as an officer of the Company and not in his individual capacity, that (i) confirms the representations and warranties of the Company in this Agreement are true and correct as if made at and as of such Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date; and (ii) confirms no stop order or other order suspending the effectiveness of the Registration Statement or any part thereof or any amendment thereof or the qualification of the Securities for offering or sale nor suspending or preventing the use of the Time of Sale Disclosure Package, the Prospectus or any

issuer free writing prospectus, has been issued, and no proceeding for that purpose has been instituted or, to the best of their knowledge, is contemplated by the Commission or any state or regulatory body.

(e)         Certificate of Chief Financial Officer.  The Underwriter shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, a certificate of the chief financial officer of the Company substantially in the form of Annex 1 hereto.

(f)         Comfort Letters.  On the date of this Agreement and on the Closing Date or the Additional Closing Date, as the case may be, KPMG shall have furnished to the Underwriter, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriter, in form and substance reasonably satisfactory to the Underwriter, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided, that the letter delivered on the Closing Date or the Additional Closing Date, as the case may be, shall use a “cut-off” date no more than three business days prior to such Closing Date or such Additional Closing Date, as the case may be.

(g)         Opinion and 10b-5 Statement of United States Counsel for the Company.  Hogan Lovells LLP, United States counsel for the Company, shall have furnished to the Underwriter and the Underwriter’s Agent, at the request of the Company, its written opinion, and to the Underwriter, its 10b-5 statement, each dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriter and/or the Underwriter’s Agent,  as applicable, in form and substance reasonably satisfactory to the Underwriter and the Underwriter’s Agent, as applicable, and previously agreed upon by counsel for the Underwriter and Hogan Lovells LLP.

(h)         Opinion of German Counsel for the Company.  Hogan Lovells LLP, German counsel for the Company, shall have furnished to the Underwriter and the Underwriter’s Agent, at the request of the Company, its written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriter and the Underwriter’s Agent, in form and substance reasonably satisfactory to the Underwriter and the Underwriter’s Agent and previously agreed upon by counsel for the Underwriter and Hogan Lovells LLP.

(i)          Opinion of Intellectual Property Counsel for the Company.  Wagner & Helbig, intellectual property counsel for the Company, shall have furnished to the Underwriter, at the request of the Company, its written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriter, in form and substance reasonably satisfactory to the Underwriter and previously agreed upon by counsel for the Underwriter and Wagner & Helbig.

(j)          Opinion and 10b-5 Statement of United States Counsel for the Underwriter.  The Underwriter and the Underwriter’s Agent shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, an opinion of Allen & Overy LLP, United States counsel for the Underwriter, with respect to such matters as the Underwriter and the Underwriter’s Agent may reasonably request, and the Underwriter shall have received on and as of the Closing Date  a 10b-5 statement of Allen & Overy LLP, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(k)         Opinion of German Counsel for the Underwriter.  The Underwriter and the Underwriter’s Agent shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, an opinion of Allen & Overy LLP, German counsel for the Underwriter, with respect to such matters as the Underwriter and the Underwriter’s Agent may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(l)          Opinion of Counsel for the Depositary.  The Underwriter and the Underwriter’s Agent shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, an opinion of Patterson Belknap Webb & Tyler LLP, counsel for the Depositary, with respect to such matters as the Underwriter and the Underwriter’s Agent may reasonably request and in form and substance satisfactory to the Underwriter previously agreed upon by counsel for the Underwriter and Patterson Belknap Webb & Tyler LLP.

(m)        Delivery of Global Share Certificates  representing the Firm Shares or the Option Shares, as applicable.  The Company shall have delivered (i) in accordance with, and at the time provided for, in Section 2, the duly executed Global Share Certificates evidencing the Firm Shares or the Option Shares, as applicable, to the Underwriter’s Agent, (ii) in accordance with, and at the time provided for, in Section 2  an excerpt from the Commercial Register evidencing the Capital Increase represented by the Firm Shares, and (iii) in accordance with, and at the time provided for, in Section 2 an excerpt from the Commercial Register evidencing the Capital Increase represented by the Option Shares.

(n)         No Legal Impediment to Issuance and/or Sale.  No action shall have been taken and no statute, rule, regulation, injunction or order shall have been enacted, adopted or issued by any Governmental Authority that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the ADSs or the Shares represented thereby by the Company or the sale of the ADSs.

(o)         Corporate Authorizations.  The Underwriter and the Underwriter’s Agent shall have received copies of the resolutions of the Management Board (Vorstand) and the Supervisory Board (Aufsichtsrat) of the Company, authorizing the issuance and the sale of the Firm Shares and the Option Shares on or prior to the Closing Date or the Additional Closing Date, as the case may be.

(p)         Exchange Listing.  The ADSs to be delivered on the Closing Date or Additional Closing Date, as the case may be, shall have been approved for listing on the NYSE, subject to official notice of issuance.

(q)         Lock-Up Letters.  The Lock-Up Letters, each fully executed by the applicable parties thereto and substantially in the form of Exhibit 7 hereto, shall be delivered to the Underwriter on or before the date hereof, shall be in full force and effect on the Closing Date or Additional Closing Date, as the case may be.

(r)         Certificates at Closing Date.  The Depositary shall have furnished or caused to be furnished to the Underwriter at the Closing Date or Additional Closing Date, as the case may be, certificates satisfactory to the Underwriter evidencing the deposit with it or its nominee of the Shares being so deposited against issuance of ADSs to be delivered by the Company at the Closing Date or Additional Closing Date, as the case may be, and the execution, countersignature (if applicable), issuance and delivery of such ADSs pursuant to the Deposit Agreement.

(s)         Additional Documents.  On or prior to the Closing Date or the Additional Closing Date, as the case may be, the Company shall have furnished to the Underwriter such further certificates and documents as the Underwriter may reasonably request.

(t)          No FINRA Objection.  FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting or other arrangements of the transactions contemplated hereby.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriter.

7.          INDEMNIFICATION AND CONTRIBUTION.

7.1        Indemnification of the Underwriter and the Underwriter’s Agent by the Company.  The Company agrees to indemnify and hold harmless the Underwriter and the Underwriter’s Agent,  and each of their respective affiliates, directors and officers and each person, if any, who controls the Underwriter or the Underwriter’s Agent, as applicable, within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities, joint or several, to which the Underwriter and the Underwriter’s Agent may become subject, under the Act or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon: (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including the 430A Information and any other information deemed to be a part of the Registration Statement at the time of effectiveness and at any subsequent time pursuant to the Rules and Regulations, if applicable, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, or any amendment or supplement thereto, any issuer free writing prospectus, any issuer information that the Company has filed or is required to file pursuant to Rule 433(d) of the Rules and Regulations, any roadshow materials, or any Testing-the-Waters Communication,  (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Underwriter, specifically for use in the preparation thereof; it being understood and agreed that the only information furnished by Underwriter consists of the information described as such in Section 7.2

7.2        Indemnification of the Company.  The Underwriter agrees to indemnify and hold harmless the Company, its affiliates (within the meaning of Rule 501(b) of Regulation D or Rule 405 under the Act), Management Board members, Supervisory Board members, officers, employees, agents, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable and documented outside legal fees and other expenses reasonably incurred in connection with any suit, action or proceeding or any claim asserted), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, any Written Road Show Materials

or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), it being understood and agreed upon that the only such information furnished by the Underwriter consists of the following information in the Registration Statement, Pricing Disclosure Package and the Prospectus furnished on behalf of each Underwriter: the information contained in the second, fifteenth,  sixteenth, eighteenth,  nineteenth, twenty-second, twenty-fifth, twenty-sixth, twenty-eighth and thirty-first paragraphs under the caption “Underwriting.”

7.3        Notice and Procedures.  If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to the preceding paragraphs of this Section 7, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 7 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under the preceding paragraphs of this Section 7. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as reasonably incurred and the Indemnifying Person shall have the right to participate therein. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded based on advice from outside counsel that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed upon notice as they are incurred. Any such separate firm or counsel for the Underwriter, its affiliates, directors and officers, employees, agents and any control persons of the Underwriter shall be designated in writing by the Underwriter, any such separate firm or counsel for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for reasonable and documented fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement or have not otherwise notified such indemnified party in good faith that such indemnifying party is contesting the amount of such reimbursement request. No Indemnifying Person shall, without the written consent of the Indemnified Person, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which any Indemnified Person is or could have been a party and indemnification or contribution could have been sought hereunder by such Indemnified Person (which consent shall not be unreasonably withheld or delayed), unless such settlement, compromise or consent (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matters of such claim, action, suit or proceeding and (y) does not include any statement as to or any admission of fault or culpability by or on behalf of any Indemnified Person.

7.4        Contribution.  If the indemnification provided for in Sections  7.1, 7.2 and 7.3 above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (a) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriter, on the other hand, from the offering of the ADSs pursuant to this Agreement or (b) if the allocation provided by Section (a) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in Section (a) but also the relative fault of the Company, on the one hand, and the Underwriter, on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Company, on the one hand, and the Underwriter, on the other hand, from the offering of the ADSs pursuant to this Agreement shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) from the offering of the ADSs received by the Company, as applicable, and the total underwriting discounts and commissions received by the Underwriter, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the ADSs as set forth on such cover.  The relative fault of the Company, on the one hand, and the Underwriter, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Underwriter, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

7.5        Limitation on Liability.  The Company, the Underwriter,  and the Underwriter’s Agent agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 7.4 above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in Section 7.4 above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by the Underwriter with respect to the offering of the ADSs exceeds the amount of any damages that the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

7.6        Non-Exclusive Remedies.  The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

8.          EFFECTIVENESS OF AGREEMENT

This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

9.          TERMINATION

9.1        This Agreement may be terminated in the absolute discretion of the Underwriter, by notice to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date or, in the case of the Option ADSs, prior to the Additional Closing Date (A) any of the conditions provided for in Section 6  above shall not have been fulfilled when and as required by this Agreement to be fulfilled; (B) trading generally shall have been suspended or materially limited on or by the NYSE or The Nasdaq Stock Market; (C) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (D) a general moratorium on commercial banking activities shall have been declared by U.S. or German federal or New York State authorities; or (E) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States and Germany, that, in the judgment of the Underwriter, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares or ADSs on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus (each of the events set forth in Sections (A) to (E), a “Termination Event”).

9.2        Should the Termination Event occur before the Subscription Certificate for the Firm Shares has been filed with the Commercial Register, the Underwriter may at its option and in its sole discretion, after consultation with the Underwriter’s Agent, terminate this Agreement, and, thereafter, the obligations of the Underwriter, through the Underwriter’s Agent, to subscribe for the Firm Shares for the account of the Underwriter and the obligations of the Underwriter to acquire the Securities may be cancelled, and, in such circumstances, the Company shall return the Subscription Certificate for the Firm Shares and the Bank Confirmation to Baader Bank and release any funds already credited to the Capital Increase Account for the benefit of Baader Bank.

9.3        If a Termination Event occurs after all documents required for the registration of the Capital Increase have been filed with the Commercial Register, the Underwriter may at its option and in its sole discretion, after consultation with the Underwriter’s Agent, request from the Company by written notification to the Company to employ its reasonable best efforts to procure a withdrawal of the application for registration of the Capital Increase with the Commercial Register.  If the application is withdrawn successfully, the obligation of the Underwriter, through the Underwriter’s Agent, to subscribe for the Firm Shares for the account of the Underwriter and the obligations of the Underwriter to acquire the Securities shall terminate and the Company shall return the Subscription Certificate for the Firm Shares and the Bank Confirmation to the Underwriter.  Furthermore, the Company shall release any funds already credited to the Capital Increase Account for the benefit of the Underwriter.

9.4        If the Termination Event occurs after registration of the Capital Increase or on a date on which the application for the registration of the Capital Increase with the Commercial Register can no longer be withdrawn, or if despite a request a withdrawal does not occur for other reasons, the Underwriter at their option and in their sole discretion, after consultation with the Underwriter’s Agent, may terminate this Agreement; provided, however, that the obligations of the Underwriter hereunder to acquire the Firm

Shares at the Issue Price shall remain in force and survive any such termination.  Subject to the foregoing, in the event of any such termination, the obligations of the Underwriter and the Underwriter’s Agent towards the Company and to acquire and offer the Securities shall terminate.  If the Firm Shares have already been transferred from the Underwriter’s Agent to the Depositary and been registered in the Depositary’s name, the Company shall assist the Underwriter and the Underwriter’s Agent in taking all reasonable measures necessary to effect the transfer of the Firm Shares or any other entity designated by the Underwriter and to register the Firm Shares in the name of or any other entity designated by the Underwriter.

10.        PAYMENT OF EXPENSES

10.1      The Company agrees that, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, the Company will pay or cause to be paid (other than with respect to a defaulting Underwriter hereunder) (i) all expenses (including transfer taxes allocated to the respective transferees) incurred in connection with the delivery to the Underwriter of the ADSs, (ii) all expenses and fees (including, without limitation, fees and expenses of the Company’s accountants and counsel but, except as otherwise provided below, not including fees of the Underwriter’s advisors or counsel) in connection with the preparation, printing, filing, delivery, and shipping of the Registration Statement (including the financial statements therein and all amendments, schedules, and exhibits thereto), the ADSs, each Preliminary Prospectus, the Pricing Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus and any amendment thereof or supplement thereto, and the printing, delivery, and shipping of each of the Transaction Documents, including the Blue Sky Memorandum (covering the states and other applicable jurisdictions), (iii) the fees and expenses of the Depositary, the Custodian to the Depositary and any transfer agent or registrar, as agreed with them, respectively, (iv) all filing fees and reasonable and documented fees and disbursements of the Underwriter’s counsel incurred in connection with the qualification of the ADSs for offering and sale by the Underwriter or by dealers under the securities or blue sky laws of the states and other jurisdictions which the Underwriter shall designate; provided that the reasonable fees and disbursements of Underwriter’s counsel relating to this subclause (iv) shall not exceed $10,000, (v) the filing fees and reasonable and documented fees and disbursements of Underwriter’s counsel incident to any required review and approval by FINRA of the terms of the sale of the ADSs; provided that the reasonable fees and disbursements of Underwriter’s counsel relating to this subclause (v) shall not exceed $35,000, (vi) all application fees related to the listing of the ADSs on NYSE, (vii) the cost and expenses of the Company relating to investor presentations or any “road show” undertaken in connection with marketing of the ADSs, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and 50% of the cost of any aircraft chartered in connection with the road show (it being understood that the other 50% of such cost of any chartered aircraft shall be the responsibility of the Underwriter and that the other travel, lodging and individual expenses of the Underwriter shall be the responsibility of the Underwriter), and (viii) all other costs and expenses of the Company incident to the performance of its obligations hereunder that are not otherwise specifically provided for herein.

10.2      All amounts payable hereunder in respect of fees and expenses shall be paid in U.S. dollars and free and clear of, and without any deduction or withholding for or on account of, any applicable taxes, levies, duties, charges or other deductions or withholdings levied in any jurisdiction from or through which payment is made, unless such deduction or withholding is required by applicable law, in which event the Company will pay additional amounts so that the persons entitled to such payments will receive the amount that such persons would otherwise have received but for such deduction or withholding.

10.3      If (i) this Agreement is terminated pursuant to Section 9, (ii) the Company for any reason fail to tender the ADSs for delivery to the Underwriter or (iii) the Underwriter declines to purchase the ADSs because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, other than the default by the Underwrites in its obligations hereunder, the Company agrees to reimburse the Underwriter for all reasonable and documented out-of-pocket costs and expenses (including the reasonable and documented fees and expenses of their legal counsel) reasonably incurred by the Underwriter in connection with this Agreement and the offering contemplated hereby.

11.        PERSONS ENTITLED TO BENEFIT OF AGREEMENT

This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and, with respect to indemnification obligations, the officers, directors, and any controlling persons referred to in Section 7 hereof.  Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.  No purchaser of ADSs from the Underwriter shall be deemed to be a successor merely by reason of such purchase.

12.        SURVIVAL

The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Underwriter and the Underwriter’s Agent, as the case may be, contained in this Agreement or made by or on behalf of the Company, the Underwriter or the Underwriter’s Agent pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the ADSs and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company, the Underwriter, or the Underwriter’s Agent.

13.        CERTAIN DEFINED TERMS

For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.

14.        SUBMISSION TO JURISDICTION; APPOINTMENT OF AGENT FOR SERVICE

14.1      The Company irrevocably submits to the non-exclusive jurisdiction of any New York State or United States Federal court sitting in the Borough of Manhattan in the City of New York over any suit, action or proceeding arising out of or relating to this Agreement, the Pricing Disclosure Package, the Prospectus, the Registration Statement, the ADS Registration Statement or the offering of the ADSs.  The Company irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum.  To the extent that the Company has or hereafter may acquire any immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any court or from any legal process with respect to itself or its property, the Company irrevocably waives, to the fullest extent permitted by law, such immunity in respect of any such suit, action or proceeding.

14.2      The Company hereby appoints Corporation Service Company, located at 1090 Vermont Avenue N.W., Washington, DC 20005 as their respective agents for service of process in any suit, action or proceeding described the preceding paragraph and agrees that service of process in any such suit, action or proceeding may be made upon it at the office of such agent.  The Company waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto.  The Company represents and warrants that such agent has agreed to act as its agent for service of process.  To the extent that the Company determines to appoint a new agent for service of process, the Company agrees to promptly notify the Underwriter of the name and address of such new agent for service of process.

15.        JUDGMENT CURRENCY

If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than U.S. dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriter could purchase U.S. dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given.  The obligation of the Company with respect to any sum due from it to the Underwriter or any person controlling the Underwriter under this Agreement shall, notwithstanding any judgment in a currency other than U.S. dollars, not be discharged until the first business day following receipt by the Underwriter or controlling person of any sum in such other currency, and only to the extent that the Underwriter or controlling person may in accordance with normal banking procedures purchase U.S. dollars with such other currency.  If the U.S. dollars so purchased are less than the sum originally due to the Underwriter or controlling person hereunder, the Company agrees as a separate obligation and notwithstanding any such judgment, to indemnify the Underwriter or controlling person against such loss.  If the U.S. dollars so purchased are greater than the sum originally due to the Underwriter or controlling person hereunder, the Underwriter or controlling person agrees to pay to the Company an amount equal to the excess of the U.S. dollars so purchased over the sum originally due to the Underwriter or controlling person hereunder.

16.        MISCELLANEOUS

16.1      Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication.

(a)         Notices to the Underwriter shall be given at Piper Jaffray & Co., 800 Nicollet Mall, Minneapolis, Minnesota 55402, Attention: Equity Capital Markets (fax: (612) 303-1070), with a copy to the General Counsel (James Martin) (fax: (612) 303-1068).

(b)         Notices to the Company shall be given at voxeljet AG, Paul-Lenz Straẞe lb, 86316, Friedberg, Federal Republic of Germany (fax: +49 821 7483 111); Attention: Rudolf Franz, with a copy to Hogan Lovells US LLP, 875 Third Avenue, New York, NY 10022, Attention: Lillian Tsu (fax: (212) 918-3100).

16.2      Governing Law.  This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such state, without regard to the conflicts of laws principles thereof.

16.3      Counterparts.  This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

16.4      Amendments or Waivers.  No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by all parties hereto.

16.5      Headings.  The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

16.6      Severability.  The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

16.7      Integration.  This Agreement constitutes the entire agreement of the parties hereto and supersedes all prior agreements and understandings (whether written or oral) of the parties hereto with respect to the subject matter hereof, except for the agreement between the Company and Baader Bank dated October 2, 2018 regarding Baader Bank acting as subscription, settlement and notification agent.

SIGNATORIES

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

voxeljet AG

By	/s/ Ingo Ederer
Name: Ingo Ederer
Title: Chief Executive Officer

Confirmed as of the date first above mentioned,

P1PER JAFFRAY & Co.

By	/s/ Joel Schneider
Name: Joel Schneider
Title: Managing Director

BAADER BANK AG

By	/s/ Christian Bacherl
Name: Christian Bacherl
Title: Member of the Board

By	/s/ Thomas Winter-Schièszl
Name: Thomas Winter-Schièszl
Title: Executive Director

SCHEDULE 1

Underwriter	Number of Firm Shares to be Subscribed (1)

Piper Jaffray & Co, through its agent Baader Bank AG	972,000

Total	972,000

(1)  The Underwriter may purchase up to an additional 144,000 Option Shares, to the extent the option described in Section 2 of the Underwriting Agreement is exercised, in the proportions and in the manner described in the Agreement.

SCHEDULE 2

SUBSIDIARIES

A: Subsidiaries

voxeljet UK Ltd.

voxeljet India Pvt. Ltd.

voxeljet China Pvt. Ltd.

Voxeljet America Inc.

Digital Supply Chain Solutions

B: Material Subsidiaries

voxeljet UK Ltd.

Voxeljet America Inc.

SCHEDULE 3

LOCK-UP PARTIES

1.    Peter Nietzer

2.    Dr. Stefan Söhn

3.    Eberhard Weiblen

4.    Dr. Ingo Ederer

5.    Rudolf Franz

6.    Franz Industriebeteiligungen AG

ANNEX 1

CHIEF FINANCIAL OFFICER’S CERTIFICATE

The undersigned, [•], Chief Financial Officer of voxeljet AG, a stock corporation incorporated in the Federal Republic of Germany and registered with the commercial register (Handelsregister)  of the Local Court (Amtsgericht)  of Augsburg under the number HRB 27999 (the “Company”), in connection with the offering of up to 4,860,000 American Depositary Shares (the “ADSs”)  with each ADS representing one-fifth of an ordinary share of the Company, with a €1.00 nominal value per ordinary share, pursuant to Section 8(e) of that certain Underwriting Agreement, dated as of October 17,  2018 (the “Underwriting Agreement”), by and among the Company, Piper Jaffray & Co., ( the “Underwriter”), and Baader Bank AG (the “Underwriter’s Agent”)  (capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Underwriting Agreement), hereby certifies, on behalf of the Company, that:

1.          I am duly elected, qualified and am acting in the capacity set forth above, am familiar with the facts certified herein and have made any and all additional inquiries necessary in my judgment in order to make the certifications herein.

2.          I have reviewed each of the circled items identified on the copies of the Company’s preliminary prospectus supplement, dated October 15,  2018 and filed with the Securities and Exchange Commission (the “SEC”) on October 15,  2018, and the Company’s final prospectus supplement, dated October  [•], 2018 and filed with the SEC on October  [•], 2018 (together, the “Prospectuses”), attached hereto as Exhibit 1, regarding certain financial and statistical information and other related matters (the “Financial and Statistical Information”).

3.          After reasonable inquiry, nothing has come to my attention that causes me to believe that the Financial and Statistical Information was not true, correct, accurate and complete in all material respects as of the date such statement was made.

4.          The Financial and Statistical Information has been computed by the Company from its accounting records.

5.          The Financial and Statistical Information is stated on a basis substantially consistent with that of the audited financial statements included in the Prospectuses;

6.          Nothing has come to my attention that causes me to believe that any modifications should be made to the Financial and Statistical Information included in the Prospectuses.

7.          The Underwriter, the Underwriter’s counsel, the Underwriter’s Agent and the Company’s counsel are entitled to rely on this Chief Financial Officer’s Certificate in connection with the transactions contemplated by the Underwriting Agreement.

IN WITNESS WHEREOF, I have hereunto set my hand to this Chief Financial Officer’s Certificate as of the date first written above.

VOXELJET AG

By:
[•]
Chief Financial Officer

ANNEX  2

WRITTEN TESTING-THE-WATERS COMMUNICATION

(N/A)

ANNEX 3

ISSUER FREE WRITING PROSPECTUSES

(N/A)

ANNEX 4

PRICING TERM SHEET

Firm ADSs:	4,860,000
Option ADSs:	720,000
Public Offering Price Per ADS:	$2.57
Underwriting Discount Per ADS:	$0.15420

EXHIBIT 1

 FORM OF SUBSCRIPTION CERTIFICATE

1./2. Ausfertigung

Baader Bank Aktiengesellschaft

Weihenstephaner Straße 4

85716 Unterschleißheim

Zeichnungsschein

Mit Beschluss vom 30. Mai 2018 hat die Hauptversammlung der voxeljet AG, Augsburg, eingetragen im Handelsregister des Amtsgerichts Augsburg unter HRB 27999 (die „Gesellschaft”), den Vorstand der Gesellschaft (der „Vorstand”) ermächtigt, mit Zustimmung des Aufsichtsrats der Gesellschaft (der „Aufsichtsrat”) das Grundkapital der Gesellschaft in der Zeit bis zum 29. Mai 2023 einmalig oder mehrmals um insgesamt bis zu EUR 1.860.000 (in Worten: eine Million achthundertsechzigtausend Euro) durch Ausgabe von bis zu 1.860.000 (in Worten: eine Million achthundertsechzigtausend) neuen auf den Namen lautenden Stammaktien (Stückaktien) gegen Bareinlagen und/oder Sacheinlagen zu erhöhen („Genehmigtes Kapital 2018”). Das Genehmigte Kapital 2018 wurde in § 5 der Satzung der Gesellschaft (die „Satzung”) aufgenommen. Die Satzungsänderung wurde am 5. Juni 2018 in das Handelsregister eingetragen.

Gemäß § 5 Absatz 2 der Satzung ist der Vorstand unter anderem ermächtigt, mit Zustimmung des Aufsichtsrats das Bezugsrecht der Aktionäre bei Kapitalerhöhungen gegen Bareinlagen auszuschließen, wenn dies zum Zwecke der Ausgabe von Aktien erfolgt, die mittels American Depositary Receipts („ADRs”) bei institutionellen Investoren platziert werden sollen, und in diesem Zusammenhang auch zur Bedienung einer den Emissionsbanken eingeräumten Greenshoe-Option, soweit die nach der vorstehenden Ermächtigung zum Bezugsrechtsausschluss ausgegebenen Aktien insgesamt 30% des Grundkapitals nicht überschreiten und der Ausgabepreis der neuen Aktien den Börsenpreis der bereits an der Börse gehandelten Aktien gleicher Gattung und Ausstattung im Zeitpunkt der endgültigen Festlegung des Ausgabebetrags nicht wesentlich im Sinne der §§ 203 Absatz 1 und 2, 186 Absatz 3 Satz 4 AktG unterschreitet, wobei als Börsenpreis auch der Preis der an der New York Stock Exchange notierten ADRs, multipliziert mit der Anzahl der ADRs, die eine Aktie repräsentieren, gilt. Gemäß § 5 Absatz 3 der Satzung ist der Vorstand ermächtigt mit Zustimmung des Aufsichtsrats über den weiteren Inhalt der Aktienrechte und die Bedingungen der Aktienausgabe zu entscheiden.

Der Vorstand hat am [•]. Oktober 2018 mit Zustimmung des Aufsichtsrats vom selben Tag beschlossen, das Grundkapital der Gesellschaft in bis zu zwei Tranchen von EUR 3.720.000,00 gegen Bareinlagen um insgesamt bis zu EUR [•] (in Worten: [•] Euro) auf bis zu EUR [•] (in Worten: [•] Euro) durch Ausgabe von bis zu [•] (in Worten: [•]) neuen, auf den Namen lautenden Stammaktien (Stückaktien) ohne Nennbetrag mit Gewinnanteilsberechtigung ab dem 1. Januar 2018 zum Ausgabebetrag von EUR 1,00 je auszugebender Stammaktie zu erhöhen. Das Bezugsrecht der Aktionäre der Gesellschaft wurde nach Maßgabe von § 5 Absatz 2 der Satzung ausgeschlossen.

Zur Zeichnung einer Haupttranche von bis zu [•] (in Worten: [•]) neuen, auf den Namen lautenden Stammaktien zum Ausgabebetrag von EUR 1,00 je Stammaktie wurde die Baader Bank Aktiengesellschaft, Unterschleißheim, mit der Maßgabe zugelassen, diese Aktien nach Einreichung der die neuen Aktien verbriefenden Globalurkunde bei der Clearstream Banking AG an den Custodian der ADRs, die Citigroup Global Markets Deutschland AG, zu übertragen, damit diese dann die neuen Aktien aus der Haupttranche an den Depositary der ADRs, die Citibank, N.A., zur Ausgabe von neuen ADRs übertragen kann. Piper Jaffray & Co. soll diese ADRs dann bei institutionellen Investoren platzieren und den Emissionserlös nach Abzug des dann bereits gezahlten Ausgabebetrags, der vereinbarten Provisionen und des Auslagenersatzes an die Gesellschaft abführen.

Mit Beschluss vom [•]. Oktober 2018 hat der Vorstand mit Zustimmung des Aufsichtsrats vom gleichen Tag, den endgültigen Betrag der Haupttranche der Kapitalerhöhung auf Euro [•] festgelegt.

Wir zeichnen und übernehmen hiermit

Stück [•] (in Worten: [•])

neue, auf den Namen lautende Stammaktien ohne Nennbetrag mit Gewinnanteilsberechtigung ab dem 1. Januar 2018 zum geringsten Ausgabebetrag von EUR 1,00 je Stammaktie nach der Maßgabe der Beschlüsse des Vorstands vom [•]. Oktober 2018 und [•]. Oktober 2018 mit Zustimmung des Aufsichtsrats vom [•]. Oktober 2018 und [•]. Oktober 2018 und zahlen auf diese Stammaktien den Gesamtausgabebetrag von

EUR [•]

(in Worten: [•] Euro)

durch Gutschrift auf das bei der Baader Bank Aktiengesellschaft, Unterschleißheim, zins- und provisionsfrei geführte „voxeljet AG 2018 Sonderkonto Kapitalerhoehung” (IBAN DE42 7003 3100 0041 5790 04, BIC BDWBDEMMxxx) der Gesellschaft zur freien Verfügung des Vorstands ein. Darüber hinausgehende Verpflichtungen im Sinne des § 185 Absatz 1 Satz 3 Nummer 2 AktG sind nicht festgesetzt und werden von uns nicht übernommen.

Die Zeichnung wird unverbindlich, wenn die Durchführung der Kapitalerhöhung nicht bis zum [•] 2018, [•] Uhr (ME[S]Z), in das Handelsregister des Amtsgerichts Augsburg eingetragen ist.

[Ort], [•]. Oktober 2018

Baader Bank Aktiengesellschaft

Name: [•]	Name: [•]
Titel: [•]	Titel: [•]

EXHIBIT 2

FORM OF OPTION SUBSCRIPTION CERTIFICATE

1./2. Ausfertigung

Baader Bank Aktiengesellschaft

Weihenstephaner Straße 4

85716 Unterschleißheim

Zeichnungsschein

Mit Beschluss vom 30. Mai 2018 hat die Hauptversammlung der voxeljet AG, Augsburg, eingetragen im Handelsregister des Amtsgerichts Augsburg unter HRB 27999 (die „Gesellschaft”), den Vorstand der Gesellschaft (der „Vorstand”) ermächtigt, mit Zustimmung des Aufsichtsrats der Gesellschaft (der „Aufsichtsrat”) das Grundkapital der Gesellschaft in der Zeit bis zum 29. Mai 2023 einmalig oder mehrmals um insgesamt bis zu EUR 1.860.000 (in Worten: eine Million achthundertsechzigtausend Euro) durch Ausgabe von bis zu 1.860.000 (in Worten: eine Million achthundertsechzigtausend) neuen auf den Namen lautenden Stammaktien (Stückaktien) gegen Bareinlagen und/oder Sacheinlagen zu erhöhen („Genehmigtes Kapital 2018”). Das Genehmigte Kapital 2018 wurde in § 5 der Satzung der Gesellschaft (die „Satzung”) aufgenommen. Die Satzungsänderung wurde am 5. Juni 2018 in das Handelsregister eingetragen. Das Genehmigte Kapital 2018 beträgt nach der am [•] Oktober 2018 im Handelsregister eingetragenen Durchführung der Haupttranche der Kapitalerhöhung derzeit noch EUR [•] (in Worten: [•] Euro).

Gemäß § 5 Absatz 2 der Satzung ist der Vorstand unter anderem ermächtigt, mit Zustimmung des Aufsichtsrats das Bezugsrecht der Aktionäre bei Kapitalerhöhungen gegen Bareinlagen auszuschließen, wenn dies zum Zwecke der Ausgabe von Aktien erfolgt, die mittels American Depositary Receipts („ADRs”) bei institutionellen Investoren platziert werden sollen, und in diesem Zusammenhang auch zur Bedienung einer den Emissionsbanken eingeräumten Greenshoe-Option, soweit die nach der vorstehenden Ermächtigung zum Bezugsrechtsausschluss ausgegebenen Aktien insgesamt 30% des Grundkapitals nicht überschreiten und der Ausgabepreis der neuen Aktien den Börsenpreis der bereits an der Börse gehandelten Aktien gleicher Gattung und Ausstattung im Zeitpunkt der endgültigen Festlegung des Ausgabebetrags nicht wesentlich im Sinne der §§ 203 Absatz 1 und 2, 186 Absatz 3 Satz 4 AktG unterschreitet, wobei als Börsenpreis auch der Preis der an der New York Stock Exchange notierten ADRs, multipliziert mit der Anzahl der ADRs, die eine Aktie repräsentieren, gilt. Gemäß § 5 Absatz 3 der Satzung ist der Vorstand ermächtigt mit Zustimmung des Aufsichtsrats über den weiteren Inhalt der Aktienrechte und die Bedingungen der Aktienausgabe zu entscheiden.

Der Vorstand hat am [•]. Oktober 2018 mit Zustimmung des Aufsichtsrats vom selben Tag beschlossen, das Grundkapital der Gesellschaft in bis zu zwei Tranchen von EUR 3.720.000,00 gegen Bareinlagen um insgesamt bis zu EUR [•] (in Worten: [•] Euro) auf bis zu EUR [•] (in Worten: [•] Euro) durch Ausgabe von bis zu [•] (in Worten: [•]) neuen, auf den Namen lautenden Stammaktien (Stückaktien) ohne Nennbetrag mit Gewinnanteilsberechtigung ab dem 1. Januar 2018 zum Ausgabebetrag von EUR 1,00 je auszugebender Stammaktie zu erhöhen. Das Bezugsrecht der Aktionäre der Gesellschaft wurde nach Maßgabe von § 5 Absatz 2 der Satzung ausgeschlossen.

Zur Zeichnung einer Greenshoe-Tranche von bis zu [•] (in Worten: [•]) neuen, auf den Namen lautenden Stammaktien zum Ausgabebetrag von EUR 1,00 je Stammaktie wurde die Baader Bank Aktiengesellschaft, Unterschleißheim, mit der Maßgabe zugelassen, diese Aktien nach Einreichung der die neuen Aktien verbriefenden Globalurkunde bei der Clearstream Banking AG nach den Weisungen der Gesellschaft zur Bedienung der Greenshoe-Option zu übertragen.

Mit Beschluss vom [•] 2018 hat der Vorstand mit Zustimmung des Aufsichtsrats vom gleichen Tag, den endgültigen Betrag der Greenshoe-Tranche der Kapitalerhöhung auf Euro [•] festgelegt.

Wir zeichnen und übernehmen hiermit

Stück [•] (in Worten: [•])

neue, auf den Namen lautende Stammaktien ohne Nennbetrag mit Gewinnanteilsberechtigung ab dem 1. Januar 2018 zum geringsten Ausgabebetrag von EUR 1,00 je Stammaktie nach der Maßgabe der Beschlüsse des Vorstands vom [•]. Oktober 2018, [•]. Oktober 2018 und [•] mit Zustimmung des Aufsichtsrats vom [•]. Oktober 2018, [•]. Oktober 2018 und [•] und zahlen auf diese Stammaktien den Gesamtausgabebetrag von

EUR [•]

(in Worten: [•] Euro)

durch Gutschrift auf das bei der Baader Bank Aktiengesellschaft, Unterschleißheim, zins- und provisionsfrei geführte „voxeljet AG 2018 Sonderkonto Kapitalerhoehung” (IBAN DE42 7003 3100 0041 5790 04, BIC BDWBDEMMxxx) der Gesellschaft zur freien Verfügung des Vorstands ein. Darüber hinausgehende Verpflichtungen im Sinne des § 185 Absatz 1 Satz 3 Nummer 2 AktG sind nicht festgesetzt und werden von uns nicht übernommen.

Die Zeichnung wird unverbindlich, wenn die Durchführung der Kapitalerhöhung nicht bis zum [•] 2018, [•] Uhr (ME[S]Z), in das Handelsregister des Amtsgerichts Augsburg eingetragen ist.

[Ort], [•]

Baader Bank Aktiengesellschaft

Name: [•]	Name: [•]
Titel: [•]	Titel: [•]

EXHIBIT 3

FORM OF BANK CERTIFICATE

[Briefkopf Baader Bank Aktiengesellschaft]

voxeljet AG

- Vorstand –

Paul-Lenz-Str. 1a

86316 Friedberg

Einzahlungsbestätigung

(gemäß §§ 203 Absatz 1 Satz 1, 188 Absatz 2 in Verbindung mit §§ 36 Absatz 2, 36a Absatz 1, 37 Absatz 1 AktG)

voxeljet AG, Amtsgericht Augsburg, HRB 27999

Kapitalerhöhung 2018

Zur Vorlage beim Amtsgericht Augsburg – Handelsregister – bestätigen wir hiermit hinsichtlich der vom Vorstand der voxeljet AG am [•]. Oktober 2018 mit Konkretisierungsbeschluss vom [•]. Oktober 2018, jeweils mit Zustimmung des Aufsichtsrates der voxeljet AG vom selben Tag, beschlossenen Kapitalerhöhung um EUR [•] (in Worten: [•] Euro), auf Grund derer insgesamt [•] neue, auf den Namen lautende Stammaktien ohne Nennbetrag gezeichnet wurden, dass wir heute der voxeljet AG, Augsburg

auf einem bei uns geführten zins- und provisionsfreien unter „voxeljet AG 2018 Sonderkonto Kapitalerhoehung” geführten Konto (IBAN DE42 7003 3100 0041 5790 04, BIC BDWBDEMMxxx) der voxeljet AG 100% des dafür festgesetzten Ausgabebetrags von EUR 1,00 je neuer auf den Namen lautender Stammaktie, also insgesamt

EUR [•]

(in Worten: [•] Euro),

gutgeschrieben haben. Dieser Betrag steht endgültig zur freien Verfügung des Vorstands der voxeljet AG.

[Ort], [•]. Oktober 2018

Name: [•]	Name: [•]
Titel: [•]	Titel: [•]

EXHIBIT 4

FORM OF OPTION BANK CERTIFICATE

[Briefkopf Baader Bank Aktiengesellschaft]

voxeljet AG

- Vorstand –

Paul-Lenz-Str. 1a

86316 Friedberg

Einzahlungsbestätigung

(gemäß §§ 203 Absatz 1 Satz 1, 188 Absatz 2 in Verbindung mit §§ 36 Absatz 2, 36a Absatz 1, 37 Absatz 1 AktG)

voxeljet AG, Amtsgericht Augsburg, HRB 27999

Kapitalerhöhung 2018

Zur Vorlage beim Amtsgericht Augsburg – Handelsregister – bestätigen wir hiermit hinsichtlich der vom Vorstand der voxeljet AG am [•]. Oktober 2018 mit Konkretisierungsbeschlüssen vom [•]. Oktober 2018 und [•], jeweils mit Zustimmung des Aufsichtsrates der voxeljet AG vom selben Tag, beschlossenen Kapitalerhöhung um EUR [•] (in Worten: [•] Euro), auf Grund derer insgesamt [•] neue, auf den Namen lautende Stammaktien ohne Nennbetrag gezeichnet wurden, dass wir heute der voxeljet AG, Augsburg

auf einem bei uns geführten zins- und provisionsfreien unter „voxeljet AG 2018 Sonderkonto Kapitalerhoehung” geführten Konto (IBAN DE42 7003 3100 0041 5790 04, BIC BDWBDEMMxxx) der voxeljet AG 100% des dafür festgesetzten Ausgabebetrags von EUR 1,00 je neuer auf den Namen lautender Stammaktie, also insgesamt

EUR [•]

(in Worten: [•] Euro),

gutgeschrieben haben. Dieser Betrag steht endgültig zur freien Verfügung des Vorstands der voxeljet AG.

[Ort], [•]

Name: [•]	Name: [•]
Titel: [•]	Titel: [•]

EXIBIT 5

FORM OF GLOBAL CERTIFICATE

WKN: AIX 3WJ

voxeljet AG

ISIN: DEOOOAIX3WJ5

Augsburg

Ordnungs-Nr. 003

Globalurkunde

über bis zu [•] auf den Namen der Baader Bank, Aktiengesellschaft, Unterschleißheim,

lautende Stammaktien in Form von Stückaktien

Aktiennummern [•] bis [•]

Die Anzahl der in dieser Globalurkunde verbrieften und begebenen Aktien ergibt sich aus der aktuellen EDV-basierten Depotdokumentation der Clearstream Banking AG.

Diese Globalurkunde ist ausschließlich zur Verwahrung bei der Clearstream Banking AG, Frankfurt am Main, bestimmt.

Zu dieser Globalurkunde wurde kein Globalgewinnanteilsschein ausgefertigt.

Die in dieser Globalurkunde verbrieften Aktien sind ab dem 01. Januar 2018 gewinnberechtigt.

Augsburg, im Oktober 2018

voxeljet AG

Rudolf Peter Franz	Peter Nietzer
Vorstand	Vorsitzender des Aufsichtsrats

EXHIBIT 6

FORM OF OPTION GLOBAL CERTIFICATE

WKN: AIX 3WJ

voxeljet AG

ISIN: DEOOOAIX3WJ5

Augsburg

Ordnungs-Nr. 004

Globalurkunde

über bis zu [•] auf den Namen der Baader Bank, Aktiengesellschaft, Unterschleißheim,

lautende Stammaktien in Form von Stückaktien

Aktiennummern [•] bis [•]

Die Anzahl der in dieser Globalurkunde verbrieften und begebenen Aktien ergibt sich aus der aktuellen EDV-basierten Depotdokumentation der Clearstream Banking AG.

Diese Globalurkunde ist ausschließlich zur Verwahrung bei der Clearstream Banking AG, Frankfurt am Main, bestimmt.

Zu dieser Globalurkunde wurde kein Globalgewinnanteilsschein ausgefertigt.

Die in dieser Globalurkunde verbrieften Aktien sind ab dem 01. Januar 2018 gewinnberechtigt.

Augsburg, im Oktober 2018

voxeljet AG

Rudolf Peter Franz	Peter Nietzer
Vorstand	Vorsitzender des Aufsichtsrats

EXHIBIT 7

FORM OF LOCK-UP LETTER

October 17, 2018

PIPER JAFFRAY & CO.

800 Nicollet Mall

Minneapolis, Minnesota 55402

Re: voxeljet AG – Public Offering

Ladies and Gentlemen:

The undersigned understands that Piper Jaffray & Co. (the “Underwriter”) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”)  with voxeljet AG, a stock corporation incorporated in the Federal Republic of Germany (the “Company”) providing for the public offering (the “Offering”)  by the Underwriter of American Depositary Shares (“ADSs”), with each ADS representing one-fifth of a registered ordinary share of the Company, nominal value of €1.00 per ordinary share (the “Ordinary Shares”).  Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

In consideration of the Underwriter’s agreement to purchase and make the Offering of the ADSs, and for other good and valuable consideration, receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of the Underwriter, the undersigned will not, during the period commencing on the date hereof and ending 90 days after the public offering date set forth on the Preliminary Prospectus (the “Lock-Up Period”),  (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or ADSs or any securities convertible into, exercisable or exchangeable for or that represent the right to receive Ordinary Shares or ADSs (including without limitation, Ordinary Shares or ADSs which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the United States Securities and Exchange Commission (the “Commission”) and Ordinary Shares or ADSs which may be issued upon exercise of a stock option or warrant), whether now owned or hereafter acquired (the “Lock-Up Securities”); (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Ordinary Shares or ADSs or such other securities, in cash or otherwise; (3) make any demand for or exercise any right with respect to, the registration of any Ordinary Shares or ADSs or any security convertible into or exercisable or exchangeable for Ordinary Shares or ADSs under the Securities Act of 1933, as amended (the “Securities Act”); or (4) publicly disclose the intention to do any of the foregoing.

Notwithstanding the foregoing, the undersigned may transfer the Lock-Up Securities (i) as a bona fide gift or gifts, (ii) to an immediate family member or any trust for the direct or indirect benefit of the undersigned or one or more members of the immediate family of the undersigned, (iii) to any corporation, partnership or limited liability company, all of the shareholders, partners or members of which consist of the undersigned and/or one or more members of such undersigned’s immediate family, (iv) if the undersigned is a corporation, partnership, limited liability company, trust or other business entity (A) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate (as defined in Rule 405 promulgated under the Securities Act) of the undersigned or (B) to limited partners, limited liability company members, stockholders or other equity holders of the undersigned as distributions of the Lock-Up Securities, (v) if the undersigned is a trust, to the beneficiary of such trust, (vi) by testate succession or intestate succession, (vii) in transactions relating to any Lock-Up Securities acquired in open market transactions after the completion of the Offering or (viii) pursuant to the Underwriting Agreement; provided, the exceptions provided in clauses (ii) through (vi) shall apply only if such transfer shall not involve a disposition for value; and provided, further, (y) the exceptions provided in clauses (i) through (vi) shall apply only if the transferee has agreed in writing to be bound by the same terms described in this Lock-Up Letter that are applicable to the transferor, to the extent and for the duration that such terms remain in effect at the time of the transfer and (z) the exceptions provided in clauses (i) through (vii) shall apply only if no filing or public announcement by any party under of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be required or shall be made voluntarily in connection with such transfer during the Lock-Up Period. For purposes of this Lock-Up Letter, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

In addition, the foregoing restrictions shall not apply to (i) the establishment of any contract, instruction or plan (a “Plan”) that satisfies all of the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act; provided that no sales of the Lock-Up Securities shall be made pursuant to such a Plan prior to the expiration of the Lock-Up Period, and such a Plan may only be established if no public announcement of the establishment or existence thereof and no filing with the Commission or other regulatory authority in respect thereof or transactions thereunder or contemplated thereby, by the undersigned, the Company or any other person, shall be required, and no such announcement or filing is made voluntarily, by the undersigned, the Company or any other person, prior to the expiration of the Lock-Up Period; (ii) the “net” or cashless exercise of share options or warrants granted pursuant to the Company’s equity incentive plans (as they existed as of the date of this Lock-Up Letter and disclosed as outstanding in the Registration Statement or Prospectus), provided that they shall apply to any of the Lock-Up Securities issued upon such exercise; (iii) the transfer of Lock-Up Securities to the Company for the surrender or forfeiture of Ordinary Shares or ADSs to satisfy tax withholding obligations upon exercise or vesting of share options, warrants or equity awards, if and only if (a) such surrenders or forfeitures are not required to be reported with the Commission pursuant to Section 16(a) of the Exchange Act, and (b) the undersigned does not otherwise voluntarily effect any public filing or report regarding such surrenders or forfeitures; or (iv) the sale of ADSs purchased by the undersigned on the open market following the Offering, if and only if (a) such sales are not required to be reported with the Commission pursuant to Section 16(a) of the Exchange Act, and (b) the undersigned does not otherwise voluntarily effect any public filing or report regarding such sales.

The undersigned agrees that the foregoing restrictions preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Lock-Up Securities even if such Lock Up Securities would be disposed of by someone other than the undersigned.  Such prohibited hedging or other transactions would include, without limitation, any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Lock-Up Securities or with respect to any security that includes, relates to, or derives any significant part of its value from such Lock-Up Securities.

The undersigned agrees that the foregoing restrictions preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Lock‑Up Securities even if such Lock-Up Securities would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include, without limitation, any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Lock-Up Securities or with respect to any security that includes, relates to, or derives any significant part of its value from such Lock-Up Securities.

With respect to any Supervisory Board or Management Board member who has executed this Lock-Up Letter, (i) the Underwriter agrees that, at least three business days before the effective date of any release or waiver of the foregoing restrictions it may grant in connection with a transfer of Ordinary Shares or ADSs, the Underwriter will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by issuing a press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Underwriter hereunder to any such Supervisory Board or Management Board member shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if both (a) the release or waiver is effected solely to permit a transfer not for consideration, and (b) the transferee has agreed in writing to be bound by the same terms described in this Lock-Up Letter that are applicable to the transferor, to the extent and for the duration that such terms remain in effect at the time of the transfer.

In furtherance of the foregoing, the Company, the Depositary and any duly appointed transfer agent for the registration or transfer of the securities described herein are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned understands that the undersigned shall be released from all obligations under this Lock-Up Letter if (i) either the Company or the Underwriter notifies the other party in writing that they do not intend to proceed with the Offering, (ii) the Underwriting Agreement does not become effective by December 31, 2018, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the ADSs to be sold thereunder or (iii) the registration statement filed with the Commission with respect to the Offering has been effectively withdrawn. The undersigned understands that the Underwriter is entering into the Underwriting Agreement and proceeding with the Offering in reliance upon this Lock-Up Letter.

This Lock-Up Letter shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of laws principles thereof.

Very truly yours,

[NAME OF LOCK-UP PARTY]

By:
Name:
Title: